UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Western Alliance Bancorporation

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2025

PROXY STATEMENT AND NOTICE OF

2025 ANNUAL MEETING OF STOCKHOLDERS

Notice of Annual Meeting of Stockholders

2025 Annual Meeting of Stockholders

DATE AND TIME Wednesday, June 11, 2025 8:00 a.m., local time	LOCATION One East Washington St., Ste. 1400 Phoenix, Arizona 85004	RECORD DATE April 14, 2025

Voting Matters and Board Recommendations

Proposal No.		Board Recommendation
1	Election of Directors. To elect thirteen directors to the Board of Directors for a one-year term (“Proposal No. 1” or “Election of Directors”)	FOR
2	Advisory (Non-Binding) Vote on Executive Compensation. To approve, on a non-binding advisory basis, executive compensation (“Proposal No. 2” or “Say-on-Pay”)	FOR
3	Ratification of Auditor. To ratify the appointment of RSM US LLP as the Company’s independent auditor for 2025 (“Proposal No. 3” or “Ratification of Auditor”)	FOR

How to Vote

Internet by going to www.proxydocs.com/WAL and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.	Telephone by calling 1-866-249-5139 and following the voice prompts. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

Mail

(if you request to receive your proxy materials by mail): by marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card, and returning it in the envelope provided.

By order of the Board of Directors,

Jessica Jarvi

Secretary

Phoenix, Arizona

April 23, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 11, 2025: This proxy statement, along with our annual report on Form 10-K for the fiscal year ended December 31, 2024, are available free of charge online at www.proxydocs.com/WAL. We first mailed the Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the internet to our stockholders on or about April 23, 2025.

2025 PROXY STATEMENT	i

About Western Alliance Bancorporation

With more than $80 billion in assets at fiscal year-end 2024, Western Alliance Bancorporation (NYSE: WAL) (the “Company, "we" "us" or "our") is one of the country’s top-performing banking companies. Our primary subsidiary, Western Alliance Bank, Member FDIC, offers a full spectrum of tailored commercial banking solutions and consumer products, all delivered with outstanding service by banking and mortgage experts who put customers first. Our 2024 major accolades include being ranked as a top U.S. bank in 2024 by American Banker and Bank Director and receiving #1 rankings on Extel’s (formerly Institutional Investor’s) All-America Executive Team Midcap (Banks) 2024 for Best CEO, Best CFO and Best Company Board of Directors. Serving clients across the country wherever business happens, we operate individual, full-service banking and financial brands with offices in key markets nationwide.

2024 Accolades

Key

2024 Performance
Top-tier performance	Total Assets $80.9B	Deposit Growth $11B	CET1 Ratio 11.3%

Net Income of $787.7M	ROAA 0.99%	ROATCE* 14.0%	Net Interest Margin 3.58%

Pre-Provision Net Revenue* $1.1B	Net Revenue $3.2B	TBV per Share (net of tax)* $52.27 (11.9% YoY growth)	Earnings Per Share $7.09

* Non-GAAP financial measure: See “Non-GAAP Financial Measures” in Appendix A of this proxy statement for further information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure.

ii	2025 PROXY STATEMENT

ABOUT US

Balance Sheet and Capital*	Asset Quality*	Liquidity Access*
• Tangible Common Equity/ Total Assets of 7.2%** • Common Equity Tier 1 ratio of 11.3% • Tangible Book Value Per Share: $52.27 (11.9% YoY growth); grown by 412% over the past 10 years**

•   Strong risk management culture and framework established throughout organization

•   2024 Net Charge Offs of 18bps, compared to 32bps for peers***

•   Nonperforming assets of 65bps, compared to 46bps for peers***

• Loan growth funded through long-term core deposits • $23.3B in unused borrowing capacity • $12.6B unencumbered liquid securities • $14.7B in High Quality Liquid Assets (HQLA), including cash
* As of December 31, 2024.

** Non-GAAP financial measure: See “Non-GAAP Financial Measures” in Appendix A of this proxy statement for further information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure.

*** Peers consist of 22 publicly traded banks headquartered in the U.S. with total assets between $50B and $250B as of December 31, 2024; source: S&P Global Market Intelligence.

Strategic

Objectives
•	Maintain prudent capital management practices focused on financial stability and generating sustainable stockholder returns.
•	Promote disciplined loan growth focused on a specialized, high-quality loan portfolio, funded through long-term core deposits.
•

Preserve limited risk profile of loan composition using a demonstrated conservative credit culture to foster healthy earnings growth, tangible book value per share accumulation, and resilient asset quality.

•

Implement targeted initiatives to prepare to become a Large Financial Institution (LFI) with appropriate Board oversight, a seasoned leadership team, and foundational risk management practices supported by our capital base and access to liquidity.

Western Alliance: Diversified Model. Diversified Earnings.

For more than a decade, we have deliberately transformed our business to become a national commercial bank focused on deep segment expertise, underwriting specialization and business diversification, including a broad range of differentiated deposit-generating businesses. This agile business model — and the robust relationships we have built with our varied stakeholders — has served us well in building a strong liquidity foundation, which we believe positions us as a strong company today that is prepared for the long term.

2025 PROXY STATEMENT	iii

ABOUT US

Stockholder Engagement

We maintain an ongoing, proactive outreach effort with our stockholders in a variety of ways. Throughout the year, our Investor Relations team and executive leaders regularly meet with current stockholders, prospective investors, and investment research analysts. These meetings often include our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), or line of business leaders to engage stockholders and solicit feedback on various topics relevant to the Company’s performance and strategy. Our executive management team provided additional context to our stockholders on our diversified business model and funding strategy, balance sheet optimization efforts and asset quality throughout 2024, given a more uncertain bank liquidity and operating environment and heightened awareness of potential credit concerns in the U.S. banking industry. Additionally, we continued to provide insightful disclosures to address stockholder inquiries related to drivers of ongoing earnings growth, sources of deposit growth and loan originations, and our demonstrated, conservative credit culture. Management attended numerous investment analyst sponsored industry conferences and conducted several non-deal roadshows to meet with existing and prospective investors. The feedback received from our stockholders is communicated to business leaders and the Board of Directors (the “Board” or “Board of Directors”), and helps inform our business decisions and strategy, when appropriate.

ENGAGEMENT

Strategies
Who we engage: ▪ Institutional stockholders ▪ Retail stockholders ▪ Equity research analysts ▪ Proxy advisory firms ▪ Industry thought leaders ▪ Investment bankers ▪ Ratings agencies	How we communicate: ▪ Proxy Statement ▪ Annual Report ▪ SEC Filings ▪ Press Releases ▪ Investor relations website ▪ Investor meetings

2024 Engagements

▪ Met with stockholders and interested investors located across the country and internationally

▪ Attended 12 investor conferences

▪ Executive Management participated in 5 non-deal roadshows

▪ Ongoing communication with equity research analysts to expand coverage of Western Alliance

▪ Chief Executive Officer conducted the 2024 Annual Meeting of the Stockholders

Topics we discussed:

▪ Financial Performance

▪ Asset quality and risk oversight

▪ Credit quality trends

▪ Balance sheet sensitivity to interest rates

▪ Compensation & incentives

▪ Deposit stability

▪ Board composition

▪ Ad hoc topics

How we engage: ▪ Stockholder engagement program ▪ Quarterly earnings calls ▪ Investor conferences ▪ Annual Stockholder Meeting

iv	2025 PROXY STATEMENT

ABOUT US

Engaged Leaders. Engaged People.

The Company is committed to a multi-faceted approach to achieving business success and creating long-term stakeholder value. In 2024, the Company continued to advance our corporate responsibility strategy in accordance with our values and our business growth trajectory. Our approach emphasizes sound governance practices, including vigorous risk management, and a commitment to our community and our people, who are vital to our success. As individuals and as a Company, we also contribute to our communities through gifts of time, talent and resources. The Company believes that aligning this work with our other core efforts creates long-term stable value for our stakeholders.

Our Community

The Company seeks to use our capabilities, reach and resources to make a lasting difference. We are committed to investing in the economic health and well-being of our communities, and we believe that supporting healthy, vibrant communities is a shared responsibility. In 2024, the Company continued to invest in the regions where we do business, seeking out opportunities to help low- to moderate- income communities prosper.

Affordable Housing	Small Business Support and Job Creation	Community Service

•    Financed community development loans totaling over $114 million that provided 433 affordable units for low to moderate income households.

•    Invested over $495 million in affordable housing investments financing 4,547 affordable housing units.

•    Assisted 141 families with over $4 million in down payment assistance grants for home ownership by participating in the Federal Home Loan Bank (FHLB) Affordable Housing Programs (AHPs), and provided over 3,000 community service hours assisting first time homeowners eligible to receive down payment assistance through the FHLB AHPs.

• The Bank made 2,508 small business loans totaling over $310 million. • Financed SBA loans totaling more than $43 million that retained 135 jobs. • Invested in a SBIC fund totaling over $11.5 million.

•    Employees participated on the boards of directors of 63 different organizations .

•    Provided $386,500 in grants to organizations that provide food, shelter, healthcare and programs for low-to-moderate income individuals.

•    Financed community development loans totaling over $19 million to community-based organizations that provide community services for low to moderate income individuals.

The Company's commitment to our communities was displayed in January 2025 when, in response to the devastating Southern California wildfires, the Company announced a donation of $100,000 to the American Red Cross to help support impacted people and communities. The donation was comprised of funds from the Western Alliance Community Foundation, as well as employee contributions, which donations were matched by the Bank. The Company also announced that it would dedicate $1 billion in loan capacity to support small businesses and homeowners with owner-occupied construction loans to help rebuild impacted areas.

2025 PROXY STATEMENT	v

ABOUT US

Our Culture

People are the foundation of the Company and we invest in their success. Our people are committed to our clients’ success and, by putting clients first, we create strong stockholder Performance. This leads to tremendous Possibilities to fuel client growth and support our communities, which in turn provides expanding opportunities to attract and retain our People.

Our Values Drive Us

Integrity

We expect everyone to apply high ethical standards and sound judgment in all we do.

Creativity

We are all part of a working environment that welcomes new ideas and prizes creative, strategic thinking to benefit customers and our commitment to relationship banking.

Teamwork

We work together across departments, specialty areas and geographies in a productive, collaborative way that forwards the interests our clients and the Bank.

Passion

Our passion motivates us to overcome obstacles, think big and do more.

Excellence

We strive to deliver strong performance and excellence in everything we undertake.

vi	2025 PROXY STATEMENT

ABOUT US

Our People

We support the diverse talents, abilities and experiences our people bring to the Company and our customers through professional development and mentoring opportunities and our Business Resource Groups.

CULTIVATING OUR PEOPLE FOR LONG-TERM SUCCESS

Compensation Equity: Compa-Ratio Average	Female	Male	Diverse

Banking & Administrative Associates	96%	94%	96%

Senior Banking & Administrative Associates	94%	93%	94%

Professional Banking & Administrative Contributors	93%	94%	93%

Supervisors & Team Leads	91%	93%	92%

Senior Professional Banking & Administrative Contributors	94%	95%	95%

Senior Manager & Manager	92%	94%	93%

Director & Senior Director	98%	98%	97%

Executive Management	97%	94%	92%

GRAND TOTAL	94%	95%	94%

Compa-Ratio is the ratio of an employee’s base salary relative to the midpoint of their job profile. We analyze pay equity by considering compa-ratio and understanding why the compa-ratio for individual employees would differ, such as years of experience or performance. The above table shows the average compa-ratio by management level for female employees, male employees and ethnically diverse employees.

REWARDING OUR PEOPLE BY PARTICIPATING IN OUR SUCCESS

Percentage of Our People Eligible
This is the same Annual Bonus Plan in which our executives participate.	Stock grants ensure our people’s interests and our stockholders’ interests are aligned.	Our people are automatically enrolled in our 401(k) Plan, and we have a 98% participation rate.

Competitive Benefits		Professional Development
Paid Leave for Expecting Mothers 16 weeks*	Paid Holidays 12	Turnover Rate 14%**	Employee Career Development Courses Completed 17,870
Our people also enjoy: Generous Vacation Policy • 12 Sick Days New Parent Flex Time • Paid New Parent Leave 100% 401k Match of the First 5%		We seek to source openings at all levels from the promotion of internal candidates through succession planning. Developing our people is a priority.

* Comprised of 12 weeks Pregnancy Disability Leave + 4 weeks New Parent Leave (available to all new parents).

** Excludes discrete reductions in workforce during the period. If reduction in workforce is included, turnover rate in 2024 was 15%.

2025 PROXY STATEMENT	vii

Board and

Committee Evaluations

Annually

Director

Equity Grants

Yes

Evaluating and Improving Board Performance	Aligning Director and Stockholder Interest

Board Orientation	Director Stock Ownership Guidelines
Yes	Yes

ABOUT US

Our Board

Characteristics of Director Nominees*	Board Best Practices	Board and Committee Meetings in 2024
		9

		Full Board
		5

		Independent Director-Only Sessions
		11

		Audit Committee
	Four Fully Independent Committees:	8
38% diverse characteristics 4 women nominees and 1 ethnically diverse nominee * Of the Company’s Director Nominees	Audit
	Compensation	Compensation Committee
	Governance	7
	Risk management
		Governance Committee
		7

		Finance & Investment Committee
	Independent Leadership: Bruce D. Beach, Board Chair	8

		Risk Committee

viii	2025 PROXY STATEMENT

2025 PROXY STATEMENT	ix

“

We are pleased with Western Alliance’s ability to deliver consistent, controlled growth via the bank’s well-rounded business strategy, marked by continuous improvements in capital and liquidity during the year. As Western Alliance pursues its goal to become a Large Financial Institution, the Board will continue to provide comprehensive oversight.”

Bruce Beach

Board Chairman

x	2025 PROXY STATEMENT

Proxy Statement

This proxy statement is being provided to stockholders of Western Alliance Bancorporation (the “Company," "we," "us" or "our" ) for solicitation of proxies on behalf of the Board of Directors of the Company (“Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at One E. Washington Street, Suite 1400, Phoenix, Arizona 85018, at 8:00 a.m., local time, on Wednesday, June 11, 2025, and any and all adjournments thereof.

Corporate Governance Overview

Our Board of Directors is responsible for overseeing the development and execution of our strategy. To that end, the Board has developed thoughtful governance practices to ensure effective independent oversight of the Company’s affairs. As part of our strong governance and oversight, the Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents are available in the Corporate Governance & Business Ethics section under Governance Documents of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Director Selection Process

General Criteria

Candidates for director are nominated to the Board by the Nominating, Corporate Governance, and Social Responsibility Committee ("Governance Committee"). The Governance Committee assists the Board in identifying and reviewing the qualifications of current directors and potential directors of the Company. When considering the qualifications for current directors and potential director candidate for the Board of Directors, the Governance Committee reviews the entirety of each person's credentials and does not have any specific minimum qualifications that must be met by a Governance Committee-recommended nominee. The Company's Corporate Governance Guidelines provides further detail on the general criteria considered by the Governance Committee; however, the below chart outlines the criteria the Governance Committee evaluates for each current director and potential nominee:

General Criteria

•

Whether the nominee has the financial acumen or other professional, educational or business experience relevant to an understanding of the Company’s business, such as experience in a regulated industry or a publicly held company;

		•	Whether the nominee would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law;

•	Whether the nominee meets the independence requirements of the SEC and listing standards of the NYSE;	•

The nominee’s character and integrity, experience and understanding of strategy and policy-setting, reputation for working constructively with others and sufficient time to devote to matters of the Board of Directors;

•	Whether the nominee possesses a willingness to challenge and stimulate management and the ability to work as part of a team in a highly regulated environment;	•	Whether the nominee assists in achieving a mix of Board members that represents a variety of perspectives and experiences; and

•	Whether the nominee, by virtue of particular technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a director;	•	The nominee’s educational, business, non-profit or professional acumen and experience.

2025 PROXY STATEMENT	1

CORPORATE GOVERNANCE

The Governance Committee has also adopted a Director Skills & Traits Matrix (the “Skills & Traits Matrix”), outlining what it believes to be the current key areas of expertise for Board members and identifying how each member contributes to the Board’s overall skill set. The Skills Matrix can be found on page 3.

In addition to the criteria set forth above and the Skills & Traits Matrix, the Governance Committee also considers a candidate’s independence (as defined under applicable NYSE and SEC regulations), presence of any conflicts of interest, and time commitment. Using this methodology, the Governance Committee is dedicated to enhancing the skills and talent of its Board by identifying specific areas for improvement, thereby prioritizing the pool of persons considered for new Board positions.

Combining Refreshment and Retention

When identifying potential candidates to the Board, the Governance Committee considers the evolving needs of the Company and the importance of maintaining the invaluable institutional knowledge brought by more tenured directors. This allows for a director nomination process that accurately reflects our continued growth as a Company. To that end, the Governance Committee regularly reviews the makeup of the Board, considering, among other attributes, each director's tenure, age and other characteristics. Recently, the Board has actively recruited for wide-ranging skills and qualities to meet the needs of our Company as it grows.

Below are the average tenure and average age of the Company's 2025 director nominees:

DIRECTOR TENURE

10 years
Average Tenure
<5 years
5-10 years
>10 years

Director Time Commitment

The Board understands the importance of dedicating an adequate amount of time to serving on the Board and its committees, and the Governance Committee assesses whether candidates and serving directors are able to devote the amount of time necessary to discharge their duties as directors. The Company has adopted Corporate Governance Guidelines that limit a director's service on outside public company boards to no more than three, except where a director is an executive officer of another public company, in which case, the limit is no more than two outside public company boards.

Board Evaluation and Determining the Right Skills for our Board

In order to better identify the appropriate skill set for the Board and each of its committees, the Board and each committee regularly evaluates their composition and effectiveness. These evaluations include annual committee and Board assessments as well as evaluating each committee charter and may include an individual assessments. Data from the annual assessments is gathered and discussed at the committee and Board level to better understand the needs of each committee. The Company's independent Chair of the Board and the Chair of the Governance Committee are both involved in these discussions.

Periodically, the Board hires an independent third party to perform Board and individual director assessments and most recently worked with an independent third party in 2024 as part of the director self-assessment process. The objectives of these evaluations include performance improvement; measuring alignment on purpose, strategy and risk; insights on succession planning, education, development and growth; and fostering the culture of collaboration and engagement. Following any independent assessment, the Board evaluates and discusses the feedback, while taking into account industry trends, peer practices and regulatory developments related to board of director and committee skills and evaluations.

2	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Skills & Traits Matrix

The Governance Committee has identified nine specific criterion that it believes are most important to the Board’s effective fulfillment of its roles. Those specific skills and qualifications are highlighted in the below Skills & Traits Matrix for the current nominees to the Board. A description of each skill and qualification immediately follows the Skills & Traits Matrix. The Governance Committee and the Board believes that each director nominee offers unique viewpoints and experiences to meet the evolving needs of the Company which are not all reflected in the Skills & Traits Matrix. The absence of a designation does not mean a director does not possess that skill or qualification.

All 13 director nominees previously served on the Board during the 2024-2025 director term.

	Beach	Figuereo	Gould	Guggenheim	Halmy	Jammet	Johnson	Kuras	Latta	Meola	Segedi	Snyder	Vecchione
CORPORATE STRATEGY	•	•	•	•	•	•	•	•	•	•	•	•	•
LEADERSHIP EXPERIENCE	•	•	•		•		•	•	•	•	•	•	•
RISK MANAGEMENT & CONTROLS	•	•	•	•	•		•	•		•	•		•
BANKING/ FINANCIAL SERVICES INDUSTRY	•		•		•			•		•	•	•	•
TECHNOLOGY/ INFOSEC		•	•				•	•	•	•	•		•
PUBLIC COMPANY GOVERNANCE	•	•	•	•	•	•	•	•	•	•	•	•	•
CEO EXPERIENCE	•		•	•								•	•
COMPENSATION & MANAGEMENT DEVELOPMENT	•			•		•	•		•		•	•	•
FINANCE & ACCOUNTING	•	•			•	•		•	•		•		•

CORPORATE STRATEGY

Experience in establishing short- and long-term corporate strategy, including experience in identifying and executing on merger and acquisition opportunities, and managing capital and liquidity through private equity raises or capital market transactions.

LEADERSHIP EXPERIENCE

Current or former member of executive leadership managing business operations and strategic planning, including experience interacting with challenging issues presented from the complexity of the business and its regulatory landscape.

RISK MANAGEMENT & CONTROLS

Experience or expertise in assessing and managing business and financial risk factors, including enterprise-wide risk management and the implementation of controls to mitigate risk within the business.

BANKING/FINANCIAL SERVICES INDUSTRY

Experience in or with the financial services industry, particularly in the areas of commercial banking or residential mortgage lending, and proven knowledge of key customers and/or associated risks.

TECHNOLOGY/INFOSEC

Experience with or oversight of innovative technology, cybersecurity, information systems/data management, fintech or privacy.

PUBLIC COMPANY GOVERNANCE

Experience serving on a board of directors of a public company or professional experience in the corporate governance field, with gained knowledge of corporate governance matters, policies, and best practices regarding public companies.

CEO EXPERIENCE

Current or former CEO of publicly held or large private corporation.

COMPENSATION & MANAGEMENT DEVELOPMENT

Experience in senior executive development, succession planning and compensation matters.

FINANCE & ACCOUNTING

Knowledge of or experience in accounting, financial reporting or auditing processes and standards.

2025 PROXY STATEMENT	3

CORPORATE GOVERNANCE

Director Nomination Process

Board Makeup

In addition to determining the appropriate qualifications to serve as a member of the Board, the Board, in consultation with the Governance Committee, sets an appropriate number of directors to serve on the Board. Currently, the Company’s Bylaws provide that the Board of Directors will consist of not less than eight or more than seventeen directors, and the Board may, from time to time, fix the number of directors within these limits. The Governance Committee recommended to the Board that the appropriate size of the Board should be between eleven and fourteen directors. The Board has set the number of directors at thirteen. At the Annual Meeting, the Board will be set at thirteen and the directors will be elected to serve for one-year terms.

Governance Committee Recommendations for Nominees

Together with the Board, the Governance Committee remains committed to director refreshment, enhancing the skill set of the Board, and considering directors who bring important traits and perspectives to the board room. The Governance Committee continuously seeks out candidates who will contribute to the Board’s skill set and qualifications, and may at times engage third-party vendors to assist with identifying potential candidates when appropriate.

The nominees standing for election to the Company’s Board of Directors at this year’s Annual Meeting are current directors. The Governance Committee and the Board of Directors believe that all of the nominees satisfy the above-described director standards. Accordingly, all of such nominees were approved to stand for re-election by the Board of Directors, based in part on the recommendation of the Governance Committee.

Stockholder Recommendations for Nominees

Although the Governance Committee has no formal policy with respect to the consideration of director candidates recommended by stockholders, it will consider nominees for directors recommended by stockholders in the same manner it considers nominees for directors recommended by other sources. A stockholder wishing to recommend a director candidate for consideration by the Governance Committee should send such recommendation to the Company’s Corporate Secretary at the address shown on the back cover of this proxy statement, who will then forward it to the Governance Committee. Any such recommendation should include the following minimum information for each director nominee: full name, address and telephone number, age, a description of the candidate’s qualifications for service on the Board of Directors (such as principal occupation and directorships on publicly-held companies during the past five years), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and the number of shares of Company common stock owned by the stockholder making the director nominee recommendation, if any.

A stockholder who wishes to nominate an individual as a director candidate at the Annual Meeting, rather than recommend the individual to the Governance Committee as a nominee, must comply with certain advance notice requirements. See “Stockholder Proposals for the 2026 Annual Meeting” on page 80 for more information on these procedures.

With respect to this year’s Annual Meeting, no nominations for directors were received from stockholders.

4	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Information as to Director Nominees

The Board of Directors has nominated the individuals listed below to be elected as directors at the Annual Meeting. See “Proposal No. 1 Election of Directors” on page 33.

Each of the Company’s current directors also serves as a director of the Company’s wholly owned bank subsidiary, Western Alliance Bank. In connection with his or her election to the Company’s Board of Directors, these nominees will also be elected to the board of Western Alliance Bank.

All ages are provided as of the Record Date.

BRUCE D. BEACH, C.P.A.

Senior Advisor BeachFleischman PC Age: 76 Director since: 2005 Board Chair since: 2022 Audit Committee Financial Expert	Committee Membership • Audit Committee • Compensation Committee • Finance and Investment Committee • Governance Committee • Risk Committee	Education • B.S., Accounting, University of Arizona • M.B.A., University of Arizona

Qualifications
•	Financial expert with over 45 years of experience in public accounting.
•	Business leader with extensive management experience, including 24 years as a CEO of a large private corporation.
•	Co-founder of one of the largest locally owned Certified Public Accounting (CPA) firms in Arizona.

Biographical Information

•	Senior Advisor, BeachFleischman PC, an accounting and business advisory firm in Southern Arizona, since 2022; Chairman, 1991-2021; Chief Executive Officer, 1991-2015.	•	Former Chairman and board member, Southern Arizona Leadership Council.
		•	Former Chairman, Vice-Chairman, and Audit Committee Chairman, Carondelet Health Network, one of the largest hospital systems in Southern Arizona.
•	Former board member, Arizona State Board of Accountancy, by gubernatorial appointment, 2018-2023.

2025 PROXY STATEMENT	5

CORPORATE GOVERNANCE

JUAN R. FIGUEREO, C.P.A.

Former Executive Vice President & Chief Financial Officer Revlon, Inc. Age: 69 Director since: 2020 Audit Committee Financial Expert	Committee Membership • Audit Committee (Chair) • Finance and Investment Committee • Governance Committee	Education • B.B.A., Public Accounting, Florida International University

Qualifications
•	Extensive executive management experience, including service as the Chief Financial Officer of several publicly traded companies.
•	Public company board experience, including past and current service as the Audit and Risk Management Committee Chair of other publicly listed companies.
•	Proven driver of strategic direction and growth throughout his career in finance and accounting.
•	Former Senior Audit Manager at a large public audit firm.

Biographical Information

•	Venture Partner, Ocean Azul Partners, an early-stage investment fund based in Florida, since 2018.	•

Vice President & Chief Financial Officer, Pepsi-Cola Bottling, 1996-1997; Vice President and Chief Financial Officer, Pepsi-Cola Latin America, 1994-1996 (serving also as a Board Member for Grupo Embotelladoras Unidas (BMV: CULTIBAB) and Buenos Aires Embotelladoras (Formerly NYSE: BAE)); and several other key accounting and finance positions for Pepsi-Cola, 1988-1994.

•	Board Member and Chair of the Audit Committee, Deckers Outdoor Corporation, since 2020.
•	Board Member, Florida International University Foundation, 2015-2024.
•

Executive Vice President & Chief Financial Officer at each of: Revlon, Inc. (2016-2017); NII Holdings, Inc. (2012-2015); Newell Brands (2009-2012); Primo Water Corp. (fka Cott Corporation Inc.) (2007-2009).

		•	Senior Audit Manager, Arthur Andersen & Company, 1981 to 1988.
		•	Prior board experience: Board Member and Chair of the Audit Committee, Diversey Holdings, Ltd., 2021-2023; Board Member and Chair of the Audit and Risk Management Committee, PVH Corp. Inc., 2011-2020.
•	Vice President Mergers & Acquisitions, Wal-Mart International, 2003-2007.
•

Vice President and Managing Director, Frito Lay Dominicana, 2000-2003; Vice President, Business Integration of Frito Lay Europe, 1999-2000; Vice President and Chief Financial Officer of Frito Lay South Europe, 1997-1999.

6	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

HOWARD N. GOULD

Former Vice Chairman CCFW, Inc., dba Carpenter & Company Age: 75 Director since: 2015	Committee Membership • Governance Committee • Risk Committee (Chair)	Education • B.S., Business Administration, San Jose State University • M.B.A., California State University

Qualifications
•	Experience in executive management at large financial institutions, financial institution consulting and private equity investing.
•	Understanding of bank regulatory framework as a twice former Commissioner of California’s bank regulatory agency.
•	Knowledge of risk management within the banking industry, including the risks presented by the information security landscape.

Biographical Information

•	Vice Chairman, Carpenter and Company and Managing Partner, Carpenter Community BancFunds, 2005 until its dissolution in 2019.	•	Managing Partner, The Secura Group, a nationwide financial services consultancy, prior to 1992.
		•	Superintendent of Banks for the State of California under Governor George Deukmejian, 1983-1989.
•	Director, Bridge Capital Holdings, from 2009 until it merged into Western Alliance Bank in 2015.
		•	Prior relevant experience includes: Retail Banking, Bank of America (prior to 1983); Statewide Corporate Public Affairs, Wells Fargo Bank (prior to 1983).
•	California Commissioner of Financial Institutions under Governor Arnold Schwarzenegger, 2004-2005.
•	Vice Chairman, Bank of the West, 2002-2003; Vice Chairman and Chief Operating Officer, United California Bank, from 1992 until its acquisition by Bank of the West.

2025 PROXY STATEMENT	7

CORPORATE GOVERNANCE

GRETA GUGGENHEIM

Former CEO TPG Real Estate Finance Trust Age: 66 Director since: 2024	Committee Membership • Finance and Investment Committee • Risk Committee	Education • B.A., Swarthmore College • M.B.A., The Wharton School of Business, University of Pennsylvania

Qualifications
•	Nearly 40 years of experience in commercial real estate and real estate financing, including office CRE.
•	Chief Executive and C-suite experience at two publicly held REITs.
•	Deep expertise in credit, capital markets, and corporate governance.

Biographical Information

•	Chief Executive Officer, TPG Real Estate Finance Trust, 2016-2021.	•	Managing Director, Head of Originations, Dillon Read Capital Management, 2006-2007.
•	Board member, TPG Real Estate, 2017-2021.	•	Managing Director, Originations, Commercial Real Estate, UBS, 1999-2006.
•	Chief Investment Officer, 2012-2015; and President, 2008-2012, Ladder Capital Finance LLC.
		•	Real Estate Investment Banking, Commercial Real Estate, Credit Suisse, 1986-1999.

8	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

CHRISTOPHER A. HALMY

Former CFO Ally Financial, Inc. Age: 56 Director since: 2024	Committee Membership • Audit Committee • Finance and Investment Committee (Chair)	Education • M.B.A. and B.S. (Accountancy), Villanova University

Qualifications
•	Former Chief Financial Officer of a large financial institution.
•	Seasoned executive with extensive knowledge of portfolio management, mergers and acquisitions, capital markets, and financial regulations.
•	CPA with nearly 30 years of progressive experience in finance, accounting and treasury.

Biographical Information

•

Board of Directors: Chair of the Board, Mercury Financial (fintech), 2019-present; Independent director, Burford Capital (legal finance and advisory firm), 2022-present; Independent director, Mosaic (financing residential solar energy), 2017-2023.

		•	Senior Vice President, Global Funding Executive, Bank of America, 1997-2009; prior to which Mr. Halmy was Assistant Vice President, Assistant Controller, 1996-1997.
		•	Accounting Officer, JP Morgan, 1994-1996.
		•	Senior Accountant, Deloitte, 1990-1994.
•	Chief Financial Officer, Ally Financial, Inc., 2009-2018, including leading the firm through its 2014 IPO.

2025 PROXY STATEMENT	9

CORPORATE GOVERNANCE

MARY CHRIS JAMMET

Former Senior Vice President Legg Mason Capital Management (now Franklin Templeton) Age: 57 Director since: 2024	Committee Membership • Audit Committee • Compensation Committee	Education • B.S., Finance, Towson University • M.S., Finance, Loyola University Maryland

Qualifications
•	Significant leadership experience as a former Senior Vice President of one of the largest international asset management firms.
•

Expertise in assessing the performance of companies and evaluating financial statements pursuant to her experience as a Senior Vice President and portfolio manager of a regulated financial services institution.

•	Experienced public company director, including on Audit, Compensation, and Nominating and Governance Committees.
•	Received the CERT Certificate of Cybersecurity Oversight from Carnegie Mellon University Software Engineering Institute.

Biographical Information

•	Senior Vice President and Portfolio Manager, Legg Mason Capital Management (now Franklin Templeton), 1998-2013; previously Equity Analyst, 1989-1998.	•	Director, Adams Funds, since 2020 (serving as Chair of the Audit Committee and member of the Compensation Committee, Nominating and Governance Committee, and the Executive Committee).
•

Director, MGM Resorts International, since 2014 (serving on the Audit Committee as an Audit Committee Financial Expert, the Human Capital and Compensation Committee, and the Corporate Social Responsibility and Sustainability Committee).

10	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

MARIANNE BOYD JOHNSON

Executive Chairman of the Board Boyd Gaming Corporation Age: 66 Director since: 1995 (founding)	Committee Membership • Compensation Committee • Governance Committee

Qualifications
•	Over 30 years of experience in the highly regulated gaming industry, including over 20 years as an executive.
•	Considerable public company experience and bank board experience.

Biographical Information

•	Executive Chairman of the Board of Directors of Boyd Gaming Corporation since 2023, after previously serving as Co-Executive Chairman since 2021 and Vice Chairman of Boyd Gaming since 2001.	•	Board Member, Boyd Gaming Corporation, one of the largest casino entertainment companies in the United States, since 1990.
		•	Director, Nevada Community Bank until its sale to First Security Bank (Wells Fargo) in 1993.
•	Ms. Johnson has served Boyd Gaming since 1977 in a variety of capacities and with increasing responsibility, including sales and marketing.

2025 PROXY STATEMENT	11

CORPORATE GOVERNANCE

MARY TUUK KURAS

Chief Executive Officer MTK Practical Leadership Age: 61 Director since: 2023	Committee Membership • Audit Committee • Risk Committee	Education • B.A., Calvin University • J.D. and M.B.A., Indiana University

Qualifications
•	Considerable experience in the financial services sector; including expertise in enterprise risk management, compliance, and strategic planning.
•	Experienced in executive leadership, including with financial institutions.
•	Diverse skillset developed from prior executive roles in financial services.
•	Deep understanding of corporate governance and prior public company board experience.

Biographical Information

•	CEO, MTK Practical Leadership, a consulting firm that coaches professional leaders and promotes leadership development, since January 2023.	•

Held several senior-level roles at Fifth Third Bancorp., including: Executive Vice President, Corporate Services, and Board Secretary, 2013-2015; Executive Vice President, President of Western Michigan affiliate, 2011-2013; Executive Vice President and Chief Risk Officer, responsible for enterprise risk management strategy, programs and policies, 2007-2011; Senior Vice President and Senior Director of Security Risk Services, responsible for continuity management, information security, and risk management, from 2007; Senior Vice President and Chief Operational and Compliance Officer, responsible for company’s bank regulatory compliance functions, among other responsibilities, 2003-2007; Affiliate Senior Vice President and Secretary, 2001-2003.

•	Director, Audit Committee and Nominating and Corporate Governance Committee member, UFP Industries, since 2014.
•	President and Chief Executive Officer, Grand Rapids Symphony, 2019-2022.
•	Director, Audit Committee Chair, United Bank of Michigan, 2019-2023.
•	Senior Vice President, Properties and Real Estate, 2018-2019; Chief Compliance Officer, 2015-2019, Meijer, Inc., a grocery store and general merchandise retailer.
		•	Senior Vice President, Secretary and Legal Coordinator, Old Kent Financial Corporation, 1996-2001.
		•	Associate, Chapman and Cutler LLP, 1990-1996.

12	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

ROBERT P. LATTA

Retired Senior Partner Wilson Sonsini Goodrich & Rosati, PC Age: 71 Director since: 2015	Committee Membership • Compensation Committee (Chair) • Governance Committee • Risk Committee	Education • B.A., Economics, Stanford University • J.D., Stanford University

Qualifications
•	Public company board and audit committee experience.
•	Broad background in corporate and transactional matters, including company formations, venture capital financings, public offerings, and mergers and acquisitions.
•	In depth exposure to technology companies.
•	Significant corporate finance and corporate governance experience.

Biographical Information

•

Retired Senior Partner, Wilson Sonsini Goodrich & Rosati, one of the nation’s leading technology and growth business law firms, 2020-2024, prior to which he served as a Senior Partner, and where he worked since 1979 and served as a member of various firm management committees.

• Director, Bridge Capital Holdings, from 2004 until it merged into Western Alliance Bank in 2015. • Director, Amaero International Limited, since 2024.

2025 PROXY STATEMENT	13

CORPORATE GOVERNANCE

ANTHONY T. MEOLA

Founder and Principal West Coast Advisory, LLC Age: 68 Director since: 2023	Committee Membership • Finance and Investment Committee • Risk Committee	Education • B.S., Accounting, Rutgers, The State University of New Jersey

Qualifications
•	Business leader and financial services executive with over 30 years of experience in business strategy transformation, operations, and organizational growth.
•	Has held prominent leadership roles across leading financial institutions, including Bank of America, Washington Mutual, PNC Bank, and Citibank.
•	Served on several advisory boards, including Freddie Mac and Fannie Mae, in addition to the Housing Policy Round table and Five Star Institute.

Biographical Information

•	Founder and Principal, West Coast Advisory, LLC, an advisory services and executive coaching firm, since 2019.	•	Executive Vice President, Home Lending, New Century Financial Corporation, 2006-2007.
•

Enterprise Shared Services Executive, responsible for global anti-money laundering operations across all Consumer Banking, Markets and Business Banking, 2015-2018; U.S. Consumer Operations Executive, responsible for collections, fraud, product delivery, customer service, and mortgage servicing, 2011-2015, Bank of America.

		•	Executive Vice President, Home Lending, 2003-2006; Executive Vice President, Service Delivery, 2002-2004; Executive Vice President, Loan Servicing, 2000-2002, Washington Mutual.
		•	Executive Vice President, Production, 1997-1999; Senior Vice President, National Operations & Technology, 1994-1997, PNC Bank.
•

Chief Executive Officer of Saxon Mortgage Services (prior to its sale), responsible for leading and directing the formulation of business strategy related to the U.S. residential mortgage business, 2008-2011; Chief Operating Officer – U.S. Residential Business, 2007-2008, Morgan Stanley.

		•	Senior Vice President, Mortgage Operations, 1991-1994; Chief Financial Officer, 1986-1990, Citicorp Mortgage Inc.

14	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

BRYAN K. SEGEDI, C.P.A.

Former Deputy Global Vice Chair of Assurance Ernst & Young Age: 65 Director since: 2020	Committee Membership • Audit Committee • Compensation Committee	Education • B.A., Business Administration, Alma College • M.B.A., Management, Northwestern University

Qualifications
•	Over 30 years in public accounting at a big four firm, with senior positions held both domestically and globally.
•	Executive management experience of a global enterprise where he led the largest service line thereof consisting of over 77,000 professionals with $12 billion in revenue.
•	Private board experience, with expertise implementing strategic and growth initiatives.

Biographical Information

•

Deputy Global Vice Chair, Ernst & Young, LLP, 2012-2015; Advisory Global Markets Leader, 2010-2012; Americas Vice Chair, 2006-2010; Vice Chair, North Central Region, 2000-2006; and various other leadership positions having initially joined the firm in 1982.

		•	Board experience: Exelon Corporation (Chair of the Audit Committee), since 2024; Conway MacKenzie (now part of Riveron), 2018-2023; Vice Chair of the Board of Trustees, Alma College 2015-2023.
		•	Executive in Residence, Arizona State University, 2015-2022.
•	Internal Auditor, First National Bank of Chicago, 1981-1982.

2025 PROXY STATEMENT	15

CORPORATE GOVERNANCE

DONALD D. SNYDER

Retired Business Executive and Community Leader Age: 77 Director since: 1997 (founding)	Committee Membership • Compensation Committee • Governance Committee (Chair)	Education • B.S. Business Administration, University of Wyoming • Graduate School of Credit & Financial Management, Stanford University

Qualifications
•	Experience serving on boards of numerous industry and community organizations.
•	Understanding of the Company’s business strategy, history and organization.
•	Extensive leadership skills, banking and regulatory expertise and management experience.

Biographical Information

•	Director, Compensation Committee Chairman, Corporate Governance and Nominating Committee Member, Tutor Perini Corporation, a large United States Contractor, publicly traded on the NYSE, 2008-2019.	•	Director, NV Energy, 2005-2013.
		•	President, Boyd Gaming Corporation, 1997-2005, having joined the company’s board of directors in April 1996 and its management team in July 1996.
•

Governance Committee Chairman, and Compensation Committee Member, Switch, Inc., a publicly traded data center developer and operator, up until its acquisition in 2022. Mr. Snyder also acted as Lead Independent Director for Switch from 2017 to 2022.

		•	Co-Founder, Western Alliance Bancorporation, through the establishment of Bank of Nevada, the Company’s first bank subsidiary (f/k/a BankWest Nevada).
		•	President and CEO, Fremont Street Experience LLC, a private/public partnership formed to develop and operate a major redevelopment project in Downtown Las Vegas, 1992-1996.
•

Dean, William F. Harrah College of Hotel Administration at the University of Nevada Las Vegas 2010-2013; Executive Dean for Strategic Development, 2013-2014; President, 2014-2015; Presidential Advisor for Strategic Initiatives, 2015-2016; and Presidential Advisor in a voluntary capacity for University of Nevada Las Vegas until 2019.

•

Chairman of the board of directors and CEO, First Interstate Bank of Nevada, then Nevada’s largest full-service bank, 1987-1991. During his 22 years with First Interstate Bank from 1969 to 1991, Mr. Snyder served in various management positions in retail and corporate banking, as well as international and real estate banking.

•	Chairman, The Smith Center for the Performing Arts, 1999-2024.

16	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

KENNETH A. VECCHIONE

President & Chief Executive Officer Western Alliance Bancorporation Age: 70 Director since: 2007	Committee Membership • Finance and Investment Committee	Education • B.S., Accounting, State University of New York at Albany

Qualifications
•	Extensive public company, corporate strategy, and leadership experience, including prior CEO experience at a large international company.
•	Proven executive with strong leadership and knowledge of the Company, its strategy, operations and capabilities.
•	Impressively diverse banking and financial institution background, including as CFO.
•	Board experience at both public and private companies.
•	Expertise and deep understanding of strategic planning and the current trends and regulatory issues within the financial services industry, with an understanding of risk management priorities.

Biographical Information

•

Chief Executive Officer, Western Alliance Bancorporation, since April 2018; President, July 2017 until April 2018 and resuming the office in October 2019; President and Chief Operating Officer, 2010-2013.

		•	Director and Audit Committee Chairman, Affinion Group, 2006-2011.
		•	Chief Financial Officer, Apollo Global Management, LLC, 2007-2010.
•

President, Chief Executive Officer, and Director, Encore Capital Group, 2013-2017; and Chairman, Cabot Credit Management, Encore’s largest majority owned international subsidiary, during his time with Encore.

		•	Vice Chairman and Chief Financial Officer and multiple other positions, MBNA Corporation, 1998-2006, with three years in the above listed titles.
		•	Executive Vice President and Chief Financial Officer, AT&T Universal Card Services, 1997-1998.
•	Chairman of Western Alliance Bank, 2014-2015.
•	Board Member, Federal Home Loan Bank of San Francisco, 2012-2013.
		•	Chief Financial Officer, Citicorp Credit Services, 1990-1994.
•	Director and Audit Committee Chairman, International Securities Exchange, 2007-2016.
		•	Current Board Member of the Phoenix Symphony.

2025 PROXY STATEMENT	17

CORPORATE GOVERNANCE

Board Composition and Meetings

Director Independence

The Company’s common stock is traded on the NYSE, and the NYSE’s rules require that a majority of directors of the Company be “independent.” For a director to be “independent” under the NYSE’s rules, the Board must affirmatively determine that each director has no material relationship with the Company, including its subsidiaries, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company, and a director must satisfy all categorical standards relating to independence, as set forth in Section 303A of the NYSE Listed Company Manual.

In early 2025, the Board of Directors, in consultation with the Governance Committee, evaluated the nature and extent of each director’s (and their immediate family members and affiliates) business relationships and transactions with the Company and its subsidiaries, including those relationships and transactions described in each of the “Certain Transactions with Related Parties” section herein, located on page 70, and determined that all of the nominees were independent, except for Mr. Vecchione because he serves as an executive officer of the Company. The Board also determined that Dr. Sung Won Sohn and Messrs. Kevin Blakely and Paul Galant were independent under NYSE standards during the time each served as a director during 2024. In reaching this determination, the Governance Committee relied on a detailed review of the Company’s internal records and the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with such directors.

board chair

The Company’s governing documents enable the Board to determine the appropriate Board leadership structure for the Company and allow for the roles of Chair of the Board and CEO to be filled by the same or different individuals. This approach provides the Board with flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs in light of the dynamic environment in which it operates, changes in governance needs and practices, growth and other developments with respect to its operations, and the Board’s assessment of the Company’s leadership from time to time.

While the Board of Directors does not have a definitive policy on whether the role of the Chair and the CEO should be separate and may modify the structure from time to time as it deems appropriate, at this time, the Board has determined that a separation of the Chair role from the CEO role is in the best interest of the Company. In maintaining the separation of the roles of CEO and Chair, the Board believes that a separate chairperson will more effectively lead the Board in evaluating the performance of management, including the CEO, guide the Board through appropriate governance processes, and lead the Board in managing and responding to the current economic and political environment. Under the Company’s Bylaws, the Chair of the Board is a discretionary position whose sole stated duty is to preside at meetings of the Board and meetings of stockholders, as well as to perform such other duties as assigned to such person by the Board from time to time, including but not limited to: assisting with setting the Board agenda, leading the Board in evaluating the CEO, and reviewing candidates to serve on the Board. The independent directors agreed that having an independent director serve as Chair at this time reinforces their objectivity.

The Board has determined that Bruce D. Beach is independent within the meaning of the director independence standards set forth by the NYSE and subject to his re-election, has been re-appointed to serve as the Board’s Chair for the 2025-2026 director term. Prior to becoming Chair in 2022, Mr. Beach served as the Company’s Lead Independent Director since 2010 and has substantial management experience and financial expertise.

board Meetings

In 2024, the Board of Directors held nine special and regular meetings. Each current director attended at least 75% of the meetings of the Board of Directors and meetings of committees on which he or she served in 2024. The Company invites and encourages all of its directors to attend the Company’s annual meetings of stockholders, and in 2024, 15 of the 16 then-serving directors attended the 2024 annual meeting of stockholders (Mr. Galant did not attend).

Executive sessions of non-management/independent directors (consisting of all directors other than Mr. Vecchione) were periodically scheduled and held during the Company’s quarterly Board of Directors meetings. In 2024, the Board held five executive sessions. Mr. Beach presided over these executive sessions of the non-management/independent directors.

18	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Risk is inherent in the Company's activities as a financial institution. Under the Company’s governance structure and applicable law, the Board of Directors is ultimately responsible for overseeing the Company’s risk management processes and sets the tone for a strong risk-aware culture. The Company has adopted a defined Risk Appetite Statement ("RAS"), an Enterprise Risk Management ("ERM") framework (the "ERM Framework"), and follows a three lines of defense risk management model. The ERM Framework serves as the foundation for consistent and effective risk management; sets the roles, responsibilities, and accountability for the management of risk; and describes how our Board oversees the establishment of our RAS, which indicates the amount of capital, liquidity, earnings and credit quality the Board and management believe appropriate to put at risk to achieve our strategic objectives and business plans, consistent with applicable regulatory requirements.

The Board has distributed certain oversight responsibilities to its committees in keeping with its obligation to oversee and monitor the three lines of defense. To that end, the Board has established management risk oversight committees as set forth at the bottom of this page.

The Board provides objective, independent oversight of the most relevant and material risks and:

•	Receives regular updates from all five of the Board's committees;
•	Receives regular risk reporting from management;
•	Regularly discusses risks that are considered prevailing or emerging, including those identified by management;
•	Annually reviews and oversees the development of the Company's Risk Appetite Statement, and the strategic plan; and
•	Oversees the Company's financial performance against the strategic plan.

The Board of Directors
Finance and Investment Committee
Audit Committee
Compensation Committee
Governance Committee
Risk Committee
Management Risk Oversight Committees
Asset Liability Committee ("ALCO")
Enterprise Risk Management Committee ("ERMC")
Credit Risk Management Committee ("CRMC")
Anti-Money Laundering Oversight Committee ("AMLOC")
Financial Risk and Control Committee ("FRCC")
Model Risk Management Committee ("MRMC")
Operational Risk Management Committee ("ORMC")
Technology and Third-Party Risk Management Committee ("ITTPRMC")
Trust Company Risk and Compliance Oversight Committee ("TROC")

2025 PROXY STATEMENT	19

CORPORATE GOVERNANCE

Management Accountability for Effective Risk Management:

Chief Executive Officer: Our CEO bears ultimate responsibility to the Board for effectively managing the Company’s risk, including promoting a strong risk-aware culture and implementing the Company’s strategic plan, as approved by the Board, in a manner that supports the Company’s safety and soundness and aligns with the Company’s RAS and ERM Framework.

Chief Risk Officer: In addition, the Company’s Chief Risk Officer ("CRO") is responsible for keeping the Board and the Risk Committee aware of the Company’s risk profile and risk management practices across all enterprise risks. The CRO reports jointly to the CEO and the Risk Committee and has unrestricted access to the Board and its committees to address risks and issues identified through the ERM Framework.

The Company has established management risk oversight committees, which have been delegated authorities and responsibilities as described in detail in their respective charters and in the ERM Framework.

ERMC

Enterprise Risk Management Committee is chartered with primary responsibility to maintain and monitor the Company’s Risk Appetite and, through the Chief Risk Officer, reports regularly to the Risk Committee of the Board regarding the Company’s risk environment. ERMC assists the Risk Committee in the oversight of the Company’s overall ERM Framework and RAS. Supporting management committees monitor and assess specific risk categories.

ORMC	Operational Risk Management Committee is chartered with responsibility to review, assess and oversee the Company’s Operational Risk Management Framework and Regulatory Compliance Risk.

ALCO

Asset Liability Management Committee is chartered with the responsibility to oversee the Company’s financial risk management process, including Liquidity Risk and Market/Interest Rate Risk. ALCO has five subcommittees: Investment; Pricing; Capital Planning; Balance Sheet Management; and Liquidity and Funding.

CRMC	Credit Risk Management Committee is chartered with the responsibility to oversee the Company’s credit risk management and credit risk stress-testing activities.

TROC

Trust Company Risk and Compliance Oversight Committee is chartered with responsibility to oversee the Western Alliance Trust Company’s risk management framework, risk appetite and identification of, measurement of, monitoring of and control of key risks, including credit/concentration, market/interest,liquidity, reputational, strategic, operational, regulatory compliance and legal risks.

MRMC	Model Risk Management Committee is chartered with responsibility to review, assess and oversee the Company’s Model Risk Management Framework, as well as reporting on model risk to ERMC.

AMLOC

Anti-Money Laundering Oversight Committee is chartered with responsibility to oversee the Company’s Bank Secrecy Act, Anti-Money Laundering and Office of Foreign Assets Control program and related matters.

FRCC	Financial Risk and Control Committee is chartered with responsibility for overseeing the financial risk management process.

ITTPRMC	Technology and Third-Party Risk Management Committee is chartered with responsibility for reviewing, assessing and overseeing the Company's Technology and Third-Party Risk Framework

20	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Every employee of the Company is responsible for the Company's effective risk management:

FIRST LINE OF DEFENSE (1LOD)
SECOND LINE OF DEFENSE (2LOD)
THIRD LINE OF DEFENSE: INTERNAL AUDIT SERVICE (IAS)

Who are the key players?

1LOD consists of all Company employees, the Business Units and Departments that engage in revenue generating activities, provide operational support or services to another unit/department, deliver services to Company customers, or provide technology services to a unit or department.

What are they responsible for?

1LOD is responsible for self-identifying, measuring, and effectively managing the risks associated with their activities and are also responsible for ensuring that related controls are operating effectively (i.e., addressing control deficiencies).

What is the reporting and oversight?

1LOD is primarily evaluated by the full Board through the Company’s executive officers' reports to the Board regarding the risks within their areas of responsibility. The Board hold senior management accountable for assessing and managing material risks associated with the Company’s activities.

Who are the key players?

2LOD consists of independent Risk Management and Compliance functions overseeing, measuring, and reporting the Company’s material risks.

What are they responsible for?

These responsibilities include identifying, measuring and monitoring, current and emerging risks; developing and maintaining enterprise-wide standards for risk identification and measurement practices; providing credible challenge to the 1LOD’s risk identification, measurement, and management; and providing effective reporting to senior management and the Board on all material current and emerging risks facing the Company.

What is the reporting and oversight?

The 2LOD functions include Risk Management functions that report to the CRO, Credit Risk Review, and Financial Crimes Compliance.

Who are the key players?

IAS performs testing of the effectiveness of the Company’s system of current internal controls as well as significant infrastructure enhancements and notifies groups of potential audit issues. IAS challenges management to create and maintain appropriate updated policies along with procedures and effective controls in accordance with regulatory requirements, industry standards and overall risk tolerance of the Company.

What are they responsible for?

IAS analyzes the effectiveness of all critical risk management functions for compliance with Company policies and the Company’s overall risk management function. In addition, IAS provides insight on adoption of, monitoring and compliance with risk tolerance limits as well as reporting on new evolving risks.

What is the reporting and oversight?

IAS reports audit issues, including thematic issues, to senior management and the Audit Committee with approved remediation plans.

Board oversight of cybersecurity and information security risk:

The Board and the Risk Committee actively oversee the Company's cybersecurity and information security programs and regularly receive presentations and reports from the Company's Chief Information Security Officer and Chief Information Officer on internal and external cybersecurity and information security developments, threats and risks. The Risk Committee currently has an ad hoc cyber risk subcommittee to provide additional oversight of the Company's cybersecurity and information security priorities. In addition, the Board and the Risk Committee oversee management's implementation of the ERM Framework. Under the ERM Framework, the Company’s Information Security Risk and Compliance departments and all employees are the First Line of Defense (1LOD) with respect to cybersecurity and information security risks, and each employee receives periodic training and education on cyber-security related topics. Additional information about our risk management policies and practices, including our Board’s oversight of cybersecurity and information security risk, is available in our 2024 Form 10-K.

2025 PROXY STATEMENT	21

CORPORATE GOVERNANCE

Non-Employee Director Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines because it believes that it is important to the Company’s future success that executive officers and directors own and hold a minimum number of shares of common stock of the Company in order to further align their interests and actions with the interests of the Company’s stockholders. The Stock Ownership Guidelines require non-employee directors to own a minimum number of shares of the Company’s common stock, with a value at least equal to five times such director’s annual cash compensation as reported in the Company’s most recent proxy statement, based on a rolling six-month average of the Company’s share price. The Stock Ownership Guidelines provide for a transition period of five years during which new directors must achieve full compliance with these requirements. The Stock Ownership Guidelines are administered and enforced by the Governance Committee, and compliance is monitored and reported to the Governance Committee by the Company’s General Counsel. In 2024, each director was in full compliance with these requirements. Stock Ownership Guidelines for the Company’s executive officers can be found on page 52.

The Company understands that hedging and significant amounts of pledging of Company stock by directors and executive officers may skew the alignment of the interests between Company insiders and Company stockholders. Therefore, the Stock Ownership Guidelines specifically prohibit any hedging or pledging of Company stock held by directors and executive officers. Notwithstanding the foregoing, certain limited exceptions for pledging exist, including (a) shares of Company common stock held in a margin account or pledged as collateral for a loan prior to July 30, 2019, or (b) where the executive or director demonstrates the financial capacity to repay the loans without resorting to the pledged stock, such exception to be granted at the sole discretion of the Governance Committee. Any pledged shares are excluded from required ownership levels and are subject to both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged.

Communication with the Board of Directors and its Committees

Any stockholder or other interested person may communicate with the Board of Directors, a specified director (including the Chair), the independent directors as a group, or a committee of the Board of Directors by directing correspondence to their attention, in care of the Corporate Secretary, Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Anyone who wishes to communicate with a specific director, the independent directors only or a specific committee should send instructions asking that the material be forwarded to the appropriate director, group of directors or committee chairman. The Corporate Secretary may sort or summarize any communications as appropriate. Communications that are personal in nature, contain commercial solicitations or complaints, or are otherwise incoherent or obscene, will not be communicated to our Board of Directors or any committee thereof.

22	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Company’s Board of Directors has five standing committees. Charters describing each committee (Audit, Compensation, Governance, Finance and Investment, and Risk) can be found in the Corporate Governance & Business Ethics section under Governance Documents of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com.

The Board appoints the members and chair for each committee based on the recommendation of the Governance Committee.

The Company may appoint additional, or modify existing, committees of the Board of Directors, including creating ad hoc committees to address items requiring special attention, such as regulatory matters or potential merger or acquisition opportunities, and for purposes of complying with all applicable corporate governance rules of the NYSE.

Information with respect to each of the five standing committees is set forth below:

Audit Committee	Meetings during 2024: 11

ALL INDEPENDENT All Financially Literate

Mr. Figuereo, Financial Expert, Chair	Mr. Beach, Financial Expert	Mr. Halmy Financial Expert	Ms. Jammet Financial Expert	Ms. Kuras	Mr. Segedi Financial Expert

Primary Responsibilities	• • • • • • •

Review and approve the appointment, replacement, or dismissal of the chief audit executive ("CAE");

Be directly responsible for (in consultation with the CEO) the annual performance evaluation, total compensation, oversight, removal, and succession plan of the chief audit executive;

Support the stature and independence of internal audit by meeting directly with the CAE regarding the internal audit function, organizational concerns, and industry concerns;

Review and approve the annual internal audit plan including budget, resource plan, activities, organizational structure, and overall risk assessment methodology relative to the Company's asset size and complexity, strategies and objectives, risk profile, and pace of technological and other changes; and all major changes to the plan;

Review the status of actions recommended by internal audit and the independent auditor to remediate and resolve any significant control deficiencies or material weaknesses identified;

Oversee the Company’s compliance with the rules and regulations related to the preparation and presentation of financial statements; and

Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

• • • • •

Serve as an independent and objective body and to otherwise assist the Board of Directors in its oversight of (a) the qualifications, independence and performance of the registered public accounting firm employed by the Company (the "independent auditor"), (b) the performance of the Company’s internal audit function, (c) the integrity of the Company’s financial statements, its related accounting and financial reporting processes and internal controls over financial reporting, and (d) the Company’s compliance with regulatory, legal and ethical requirements;

Be directly responsible for the annual appointment, compensation and oversight of the independent registered public accounting firm or other firm engaged for the purpose of preparing or issuing an audit report or related work;

Pre-approve all services to be performed by the independent auditor, and pre-approve all audit engagement fees and terms, audit-related, tax or other services (to the extent permitted under applicable law);

Review and approve the audit committee report required by the proxy rules of the SEC to be included in the Company’s annual proxy statement;

Support an open avenue of communication among the independent auditor, management, internal audit, and the Board;

Mr. Latta served on the Audit Committee during 2024 and was independent and financially literate. Mr. Blakely, who also served on the Audit Committee during 2024, was independent and financially literate. Mr. Blakely retired from the Board in December 2024.

2025 PROXY STATEMENT	23

CORPORATE GOVERNANCE

Compensation Committee	Meetings during 2024: 8

ALL INDEPENDENT

Mr. Latta, Chair	Mr. Beach	Ms. Jammet	Ms. Johnson	Mr. Segedi	Mr. Snyder

Primary Responsibilities	•	Review and discuss with management the Compensation
• • • • • • •

Annually review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and make recommendations to the independent directors of the Board regarding the CEO’s compensation levels based on this evaluation;

Retain and terminate, at the Compensation Committee’s sole discretion, any compensation consultant to be used to assist in the evaluation of directors’ and executive officers’ compensation, and the sole authority to approve fees and other retention terms of such consultant;

At least annually, review and approve compensation of executive officers, including base salary, cash-based incentive awards, equity awards, and perquisites and other personal benefits, which may include consideration of the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”);

Periodically review and approve the executive officers’ employment, severance, and other supplemental compensation arrangements;

Administer the Company’s executive incentive compensation plans and equity-based plans in accordance with the terms of such plans;

Assess the desirability of, and review and recommend to the Board for approval, new executive incentive compensation plans and all equity-based incentive plans, significant amendments to those plans, and any increase in shares reserved for issuance under existing equity based plans;

Annually review and make recommendations to the independent directors of the Board with respect to the compensation of directors;

• • • • •

Discussion and Analysis (the “CD&A”) required by the rules and regulations of the SEC to be included in the Company’s proxy statement and annual report on Form 10-K and, based on such review discussion, determine whether or not to recommend to the Board that the CD&A be so included;

Evaluate and discuss with the appropriate officers of the Company its employee compensation programs as they relate to risk management and risk-taking incentives in order to determine whether any risk arising from such compensation programs is reasonably likely to have a material adverse effect on the Company;

Adopt, review and oversee "clawback" or other policies with respect to the recoupment of compensation in compliance with applicable legal requirements and exchange listing standards;

Review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes under the Dodd-Frank Act, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement;

Periodically review and make recommendations regarding the Company’s strategies, activities, policies and communications regarding employee workforce and human capital management; and

Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

c

Annually prepare and issue a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, and review and approve all other sections of the proxy statement relating to director and executive compensation, in accordance with applicable rules and regulations;

The Compensation Committee has the authority to delegate its authority to subcommittees and individual members of the Compensation Committee as the Compensation Committee deems appropriate; provided that any delegate shall report any actions taken to the whole Compensation Committee at its next regularly scheduled meeting. The “Compensation Committee Report” appears on page 54.

Mr. Galant served on the Compensation Committee during 2024 and was independent.

24	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Governance Committee	Meetings during 2024: 7

ALL INDEPENDENT

Mr. Snyder, Chair	Mr. Beach	Mr. Figuereo	Mr. Gould	Ms. Johnson	Mr. Latta

Primary Responsibilities	• • • • • •

Review and recommend changes to, and administer and enforce, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy, Stock Ownership Guidelines, and Director Training and Education Program;

Review and approve those sections of the Company’s proxy statement relating to corporate governance matters and Board committee functions and responsibilities;

Review and approve the Company’s policy making framework, as necessary and appropriate;

Make recommendations to the Board of Directors about succession planning for the executive officers of the Company;

Oversee the annual evaluation process for the Board of Directors; and

Oversee the Company’s significant environmental and social responsibility programs and initiatives.

• • • •

Identify individuals qualified to become members of the Company’s Board of Directors and recommend director candidates for election or re-election to the Board;

Maintain a Director Skills & Traits Matrix, the function and use of which will be to assist the Governance Committee in analyzing the Board’s current skillset, and to assist the Governance Committee in the director selection and nomination process;

Review and assess the effectiveness of the Company’s corporate governance structure and processes and, as it deems appropriate, recommend changes to the full Board and management; and periodically review the appropriate size, composition, skills, and diversity of the Board and, as appropriate, recommend changes;

Review stockholder proposals relating to corporate governance, environmental and social responsibility matters not related to the compensation of executives of the Board, and other matters and recommend a Company response to the Board;

•

Review the Board’s committee structure and recommend to the Board for its approval directors to serve as members and chairpersons of each committee; and review and recommend committee composition annually and recommend additional committee members to fill vacancies as needed;

The Governance Committee may delegate its authority to subcommittees and individual members of the Governance Committee as it deems appropriate; provided that any delegate shall report any actions taken to the full Governance Committee at its next regularly scheduled meeting. See “Director Selection Process” on page 1 for further information on the process by which directors are nominated for election to the Company’s Board of Directors.

Mr. Segedi served on the Governance Committee during 2024 and is independent.

2025 PROXY STATEMENT	25

CORPORATE GOVERNANCE

Finance and Investment Committee	Meetings during 2024: 7

All independent except for Mr. Vecchione

Mr. Halmy, Chair	Mr. Beach	Mr. Figuereo	Ms. Guggenheim	Mr. Meola	Mr. Vecchione

Primary Responsibilities

• • • • • •

Monitor the Company’s investment portfolio, trading account activities, and off-balance sheet activities, including investment, hedging and loan purchase and sale activity, valuation trends and methodology, and compliance with approved policies and risk limitations;

Monitor the interest rate risk positions taken considering the trends, effectiveness, size, and sensitivities to stress of these positions relative to approved policies and risk limitations;

Oversee the establishment and approval of liquidity management strategies, policies, procedures and review them at least annually; and enforce management’s duties to identify, measure, monitor, and control liquidity risk;

Review and discuss the Company’s current and projected capital ratios and allocation considering overall financial condition, growth, strategy changes, and relevant economic conditions;

Review and approve the capital planning process including approval of capital policies, activities, and strategies;

Review and discuss trends and changes related to deposit taking and borrowings;

• • • • • •

Monitor the overall activities conducted in any non-banking affiliates of the Company;

Review and discuss the risk management, accounting, profitability, legal, audit and compliance, systems and operations, and reputational risk implications of any new investment, business initiatives, tax planning strategies, debt, equity capital, and/or derivative or hedging strategies prior to the introduction of the product;

Review any relevant reports rendered by the Company’s internal audit and compliance departments, and external auditors, and work with the Audit Committee, as appropriate, to ensure that any necessary corrective actions are taken and achieved;

Review any relevant reports received from bank regulators regarding the activities of the Finance and Investment Committee;

Oversee the issuance of debt and equity offerings and stock repurchase plans; and

Review any material required as part of bank run capital stress testing, including models, financial schedules and supporting artifacts and approve final stress testing results and any management recommended actions.

Ms. Kuras served on the Finance and Investment Committee during 2024 and is independent. Dr. Sohn and Mr. Galant also served on the Finance and Investment Committee during 2024 and were independent.

26	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Risk Committee	Meetings during 2024: 8

ALL INDEPENDENT

Mr. Gould, Chair	Mr. Beach	Ms. Guggenheim	Ms. Kuras	Mr. Latta	Mr. Meola

	Primary Responsibilities	• • • • • • •

Review and approve any other matters related to risk management or compliance as required by the Company’s regulators;

Monitor management’s implementation of the Company’s Compliance Management System Framework;

Review the amount, nature, characteristics, concentration, and quality of the Company's credit-related risks; significant exposures are monitored through reports presented to the Risk Committee and include reporting of significant exceptions to risk policies and trends in portfolio quality (credit and position risk) and market risk;

Monitor management’s implementation of the Company’s Financial Crimes Compliance program, including reviewing related policies, risk assessment results and monitoring efforts (e.g., Bank Secrecy Act/Anti-Money Laundering/Office of Foreign Assets Control metrics);

Monitor management’s implementation of Operations and Technology risk including, cyber security, information security, Business Continuity and Disaster Recovery programs;

Review and approve annually the level and adequacy of the Company’s insurance program, policies and coverage limits, including an assessment of insurance carriers and brokers; and

Review and approve significant risk management policies recommended by the Company’s management.

• • • • • • • •

Receive presentations and other information to understand the significant risks to which the Company is exposed;

At least once a year, review the ERM Framework, and, as appropriate, consider updates based on identified significant risks to which the Company is exposed;

Monitor, on a regular basis, the Company’s risk management performance and obtain, on a regular basis, reasonable assurance that the Company’s risk management policies for significant risks are being adhered to;

Be consulted in the hiring and dismissal of the CRO, and approve compensation of the CRO;

Review the periodic summary reports of the enterprise-wide Risk & Control Self- Assessment (RCSA) Program;

Consider and provide advice to the Board of Directors, when appropriate, on the risk impact of any strategic decision that the Board of Directors may be contemplating, including considering whether any strategic decision is within the risk tolerance established for the Company and its individual business units;

Recommend a risk appetite statement for the Company to the full Board for approval, and monitor compliance with the risk appetite statement, including development of risk tolerances, targets and limits as appropriate;

Review and discuss with management significant federal and state regulatory reports and reported risk management deficiencies of the Company and related risk management and remediation plans;

Dr. Sohn and Mr. Blakely each served on the Risk Committee during 2024 and were independent.

2025 PROXY STATEMENT	27

CORPORATE GOVERNANCE

2024 Compensation of Directors

We have designed our non-employee director compensation program to achieve the following objectives:
(a) align directors’ interests with the long-term interests of our stockholders; (b) attract and retain outstanding director candidates with diverse backgrounds and experiences; and (c) recognize the substantial time commitment required to serve as a director for the Company.

The Compensation Committee reviews the Company’s director compensation program on an annual basis and provides recommendations to the full Board as appropriate. When making its recommendations, the Compensation Committee considered director compensation levels at the same group of companies used to benchmark our named executive officers’ compensation for 2024. See “Benchmarking of Compensation” on page 42 for more information. Willis Towers Watson (the “Consultant”), served during 2024 as the Compensation Committee’s independent consultant with respect to the compensation of our non-employee directors.

In February 2024, as part of its annual review of director compensation, the Compensation Committee recommended that the non-employee director compensation remain at 2023 levels, with an increase in the number of shares granted based on the decrease in the value of the stock price from the prior year, to preserve the value of the equity grant against year-over-year fluctuations in stock price. The Board of Directors approved the Compensation Committee’s recommendations and granted 4,056 shares of restricted stock to each director on February 6, 2024, with the shares scheduled to vest on February 6, 2025.

The following is a summary of the non-employee director compensation approved by the Board in February 2024:

•	An annual board service retainer of $50,000 for all non-employee directors;
•	Committee service retainers of $20,000 for the Audit Committee; and $10,000 for each of the Compensation; Finance & Investment; Governance; and Risk Committees;
•	Retainers of $10,000 for each chair of the Audit; Compensation; Finance & Investment; Governance; and Risk Committees;
•	Equity compensation of 4,056 shares in restricted stock ($235,005 grant date fair value); and
•	Additional compensation for the Chair of the Board consisting of an $80,000 cash retainer and $80,000 restricted stock grant.

28	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

The table below provides information concerning the compensation of each of the Company’s non-employee directors for 2024. The Company does not pay employees of the Company additional compensation for their service as directors. Accordingly, this table does not include Mr. Vecchione. Non-employee directors receive annual retainers, committee service retainers, equity grants in the form of restricted Company stock, and amounts for special assignments as determined to be appropriate, in each case, as described above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

BRUCE D. BEACH	180,000	315,020	8,101	503,121

JUAN R. FIGUEREO	100,000	235,005	6,043	341,048

HOWARD N. GOULD	80,000	235,005	6,043	321,048

GRETA GUGGENHEIM (3)	52,500	195,889	3,659	252,048

CHRISTOPHER A. HALMY (3)	60,000	195,889	3,659	259,548

MARY CHRIS JAMMET (3)	60,000	195,889	3,659	259,548

MARIANNE BOYD JOHNSON	70,000	235,005	6,043	311,048

MARY TUUK KURAS	75,000	235,005	9,774	319,779

ROBERT P. LATTA	90,000	235,005	6,043	331,048

ANTHONY T. MEOLA	70,000	235,005	9,028	314,033

BRYAN K. SEGEDI	75,000	235,005	6,043	316,048

DONALD D. SNYDER	80,000	235,005	6,043	321,048

PAUL S. GALANT (4)	35,000	235,005	3,001	273,006

SUNG WON SOHN (4)	40,000	235,005	36,867	311,872

KEVIN M. BLAKELY (4)	70,000	235,005	6,043	311,048

(1)

In accordance with SEC regulations, stock awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. For restricted stock, the fair value per share is equal to the closing price of the Company’s stock on the date of grant.

Complete beneficial ownership information of Company stock for each of our current directors is provided in this proxy statement on page 71 under the heading, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”

(2)

Represents (a) dividends on unvested directors’ grants; (b) for Dr. Sohn, a $33,866 amount related to a gift recognizing dedication and long-standing service to the Company upon Dr. Sohn's retirement from the Board; and (c) excludes perquisites or other personal benefits with an aggregate incremental cost to the Company of less than $10,000.

(3)	Mss. Guggenheim and Jammet and Mr. Halmy were each appointed to the Board on April 22, 2024, and their stock awards were granted on May 2, 2024.
(4)	Mr. Galant and Dr. Sohn did not stand for reelection at the 2024 annual meeting of stockholders held on June 12, 2024, and Mr. Blakely retired from the Board as of December 12, 2024.

2025 PROXY STATEMENT	29

CORPORATE GOVERNANCE

Audit Committee Report

The Board of Directors of Western Alliance Bancorporation approved the charter of the Company’s Audit Committee on April 27, 2005, and the charter was most recently amended on February 6, 2025. The charter states that the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the qualifications, independence and performance of the registered public accounting firm employed by the Company (the "independent auditor"), (ii) the performance of the Company’s internal audit function, (iii) the integrity of the Company’s financial statements, its related accounting and financial reporting processes and internal controls over financial reporting, and (iv) the Company’s compliance with regulatory, legal and ethical requirements. The Audit Committee periodically reports on these and other pertinent matters that come before it to the full Board of Directors.

The following six directors comprise the Audit Committee: Messrs. Figuereo (Chair), Beach, Halmy, Jammet, Kuras, and Segedi. The Board has determined that each member of the Audit Committee satisfies the requirements of the applicable laws and regulations relative to the independence of directors and Audit Committee members, including, without limitation, the requirements of the SEC and the listing standards of the NYSE. The Board of Directors has further determined, in its business judgment, that each member of the Audit Committee is “financially literate” under NYSE listing standards and that Messrs. Beach, Figuereo, Halmy, Jammet, and Segedi qualify as “audit committee financial experts” as defined by the SEC. During 2024, the Audit Committee met eleven times.

While the Audit Committee has the duties and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles in the United States of America (“GAAP”). Furthermore, it is not the duty of the Audit Committee to assure compliance with applicable laws, rules, and regulations. Instead, these duties and responsibilities are those of management and the independent auditor, RSM US LLP.

Management is responsible for the Company’s financial reporting process, which includes the preparation of the Company’s financial statements in conformity with GAAP, and the design and operating effectiveness of a system of internal controls and procedures to provide compliance with accounting standards and applicable laws, rules, and regulations. Management is also responsible for bringing appropriate matters to the attention of the Audit Committee and for keeping the Audit Committee informed of matters that management believes require attention, guidance, resolution, or other actions. RSM US LLP is responsible for performing an independent audit of, and expressing an opinion on, the Company’s consolidated financial statements and on the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

During the year, the Audit Committee discussed with RSM US LLP and the Company’s internal auditors, with and without management present, the overall scope and plans for their respective audits, the results of their examinations, and their evaluations of the effectiveness of the Company’s internal controls and of the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements and internal controls over financial reporting of the Company for the year ended December 31, 2024, with RSM US LLP and management. In addition, the Audit Committee discussed with RSM US LLP those matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 1301 (Communication with Audit Committees) as currently in effect and the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

RSM US LLP has provided to the Audit Committee the written disclosures and the letter required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Audit Committee discussed with RSM US LLP any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Audit Committee reviewed and approved the fees paid to RSM US LLP for audit and non-audit related services.

30	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2024, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Submitted by the Audit Committee

Juan R. Figuereo (Chair)

Bruce D. Beach

Christopher A. Halmy

Mary Chris Jammet

Mary Tuuk Kuras

Bryan K. Segedi

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference with any previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that the Company specifically incorporates this report therein by reference.

2025 PROXY STATEMENT	31

CORPORATE GOVERNANCE

Compensation Committee Matters

The Compensation Committee’s Processes and Procedures

The Compensation Committee’s charter is reviewed no less than annually to ensure that the Compensation Committee is fulfilling its duties in aligning the Company’s executive compensation program with the creation of stockholder value. The Board of Directors adopted the Compensation Committee’s charter on April 27, 2005, and most recently approved the charter on February 6, 2025.

The Compensation Committee’s charter provides the Compensation Committee with the sole authority and discretion to engage and terminate outside advisors to study and make recommendations regarding director or executive compensation matters and has the sole authority to approve their fees and other retention terms. In 2024, the Compensation Committee retained the Consultant as its outside independent compensation consultant to advise it on director and executive compensation matters. In this capacity, the Consultant reported directly to the Compensation Committee and provided data, analysis and guidance to assist the Compensation Committee in ensuring that the Company’s executive compensation programs and director compensation programs are appropriate, reasonable, and consistent with the Compensation Committee’s compensation objectives.

The Compensation Committee works directly with the Consultant to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. The Consultant attended Compensation Committee meetings to present and discuss market data and program design alternatives, and to provide advice and counsel regarding decisions facing the Compensation Committee. The Compensation Committee also meets regularly with the Consultant on an informal basis and without executive management. The Consultant provided no services to the Company other than services that were requested by the Compensation Committee; and the independence assessment that the Compensation Committee conducted confirmed that no conflicts of interest existed with respect to the Consultant’s work.

In 2024, the Compensation Committee directed the Consultant to provide an update to our peer group and CEO benchmarking and market analysis to inform the Compensation Committee’s compensation decisions and recommendations. The Consultant provided an analysis of the Company’s compensation program in comparison to proxy data from the Company’s Peer Group (as defined on page 42) and financial services industry published survey data. The Compensation Committee’s decisions with respect to the peer group analysis are discussed on page 42. There were no actions taken directly pursuant to the CEO benchmarking and market analysis, but the Compensation Committee used the overall information provided by the Consultant to help inform their related decisions. The Consultant was also engaged to help the Company with the Realizable Pay vs. Target Pay analysis, beginning on page 49, and the Pay versus Performance disclosure, shown on pages 62-64.

The Compensation Committee Chair works with management to set the individual meeting agenda for the Compensation Committee following an overall annual calendar of regular activities. The CEO, CFO, Chief Human Resources Officer (“CHRO”) and the Chief Legal Officer are the primary representatives of management who interact with the Compensation Committee and serve as liaisons between the Compensation Committee and Company management. These officers regularly attend Compensation Committee meetings, and provide input and recommendations on compensation matters, as discussed more fully in the “Compensation Discussion and Analysis” below. The CHRO works with the CEO, CFO, and other senior executives to develop and recommend compensation strategies and practices to the Compensation Committee for its review and approval, including the performance goals and weighting factors used in the Company’s performance-based plans and base salary adjustments for specific officers. The CHRO also works directly with the Consultant on a variety of Compensation Committee matters and provides administrative support and assistance to the Compensation Committee.

32	2025 PROXY STATEMENT

Proposal No. 1. Election of Directors

The Company’s Bylaws provide that the Board of Directors will consist of not less than eight or more than seventeen directors. The Board of Directors may, from time to time, fix the number of directors within these limits. Effective as of the date of the Annual Meeting, the Company’s Board of Directors will be fixed at thirteen directors.

The thirteen individuals listed below are currently directors of the Company and are the nominees to be elected as directors at the Annual Meeting to serve for one-year terms. Proxies may not be voted for a greater number of persons than the number of nominees named.

Vote Required. A nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

The Board of Directors unanimously recommends that the stockholders vote

“FOR” all of the following nominees:

Bruce D. Beach

Juan R. Figuereo

Howard N. Gould

Greta Guggenheim

Christopher A. Halmy

Mary Chris Jammet

Marianne Boyd Johnson

Mary Tuuk Kuras

Robert P. Latta

Anthony T. Meola

Bryan K. Segedi

Donald D. Snyder

Kenneth A. Vecchione

Biographical information about these nominees may be found beginning at page 5 of this proxy statement.

2025 PROXY STATEMENT	33

Executive Compensation

Executive Officers

Executive officers are appointed annually by the Board of Directors. Mr. Vecchione currently serves on the Company’s Board of Directors and has been re-nominated to the Board in addition to his role as an executive officer. More information regarding Mr. Vecchione is available on page 17. All ages are provided as of the Record Date.

DALE Gibbons, C.P.A.

Vice Chair and Chief Financial Officer Age: 64 Executive Officer Since: 2003	Education: B.S., Arizona State University

Mr. Gibbons has more than 40 years of experience in commercial banking. Mr. Gibbons oversees the Company’s Accounting, Investor Relations, Tax, Treasury, Financial Planning & Analysis, Blockchain and Digital Assets Banking, Legal Settlement Services, and Business Escrow Services departments. In addition, Mr. Gibbons is a Certified Public Accountant.

Biographical Information:

• Interim Chief Executive Officer, December 16, 2024, until April 15, 2025, during Mr. Vecchione's medical leave of absence.

• Vice Chair and Chief Financial Officer, Western Alliance Bancorporation, since 2018, prior to which Mr. Gibbons served as Executive Vice President and Chief Financial Officer of the Company since 2003.

• Chief Financial Officer, Zions Bancorporation, 1996-2001.

• Mr. Gibbons worked for First Interstate Bancorp in a variety of retail banking and financial management positions from 1979 to 1996.

Timothy Boothe

Chief Administration Officer Age: 60 Executive Officer Since: 2019	Education: B.S. University of California, Santa Barbara, Graduate of the Pacific Coast Banking School through the University of Washington

Mr. Boothe has more than 30 years of commercial banking industry experience. Mr. Boothe leads various Corporate Affairs functions including Marketing, Information Security, Community Reinvestment, Large Financial Institution ("LFI") Readiness Program, and Government Relations. Additionally, he oversees the key national business lines of Corporate Finance, Municipal Finance, Nonprofit Finance, and Affordable Housing Investments.

Biographical Information:

• Chief Administration Officer, Western Alliance Bancorporation, since 2024, prior to which Mr. Boothe served as Chief Operating Officer, 2019-2024, and President of Bridge Bank, a division of Western Alliance Bank, beginning in 2015.

• Executive Vice President and Chief Operating Officer, Bridge Bank, from 2006 until its acquisition by Western Alliance Bancorporation in 2015.

• Executive Vice President and Chief Lending Officer, Bridge Bank, since its inception in 2001.

34	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Tim Bruckner

Chief Banking Officer for Regional Banking Age: 57 Executive Officer Since: 2019	Education: B.S. in Business Administration, University of Nebraska M.B.A., Creighton University

Mr. Bruckner has more than 25 years of experience in commercial banking and lending. Mr. Bruckner oversees all of the Company’s regional banking divisions as well as certain specialty banking business lines.

Biographical Information:

• Chief Banking Officer for Regional Banking, Western Alliance Bancorporation, since 2024; Chief Credit Officer, 2019-2023.

• Executive Vice President, Divisional Chief Credit Officer, Alliance Bank of Arizona, a division of Western Alliance Bank, from 2016-2019.

• Board Chair, Native American Connections.

• Managing Director – Arizona Commercial Banking, BMO Harris Bank, 2012-2016. Mr. Bruckner worked for BMO Harris Bank as a Senior Vice President in a variety of divisions including Manager of the Special Assets Division, President of M&I Business Credit and President of M&I Equipment Finance, 2006-2016.

• Line of Business Head – Healthcare Finance/Leasing, Banc of America – Leasing & Capital, from 2003-2006.

STEPHEN CURLEY

Chief Banking Officer for National Business Lines Age: 54 Executive Officer Since: 2022	Education: B.A. in American Studies, Trinity College M.B.A., Tuck School of Business at Dartmouth College

Mr. Curley has over 25 years of experience in commercial and mortgage banking. Mr. Curley oversees crucial functional aspects of the Company, including Information Technology, Bank Operations, Branch Banking, Product Development and Third-Party Risk Management. He also leads the Specialized Mortgage Services Business and has executive oversight of AmeriHome Mortgage Company, LLC.

Biographical Information:

• Chief Banking Officer for National Business Lines, Western Alliance Bancorporation, since 2022.

• Division President, Western Alliance Bank, 2018-2022.

• Executive Vice President, Alliance Bank of Arizona & Alliance Association Bank, 2015-2018.

• SVP, Regional Manager, Alliance Bank of Arizona, 2011-2015.

• SVP, Mortgage Warehouse Lending Manager, Alliance Bank of Arizona, 2009-2011.

• President & Director, Community Bank of Arizona, 2008-2009.

• Executive Vice President, 1st National Bank of Arizona, 2002-2007.

• Consultant, Boston Consulting Group, 2000-2002.

2025 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

Lynne B. Herndon, C.P.A.

Chief Credit Officer Age: 60 Executive Officer Since: 2024	Education: B.S., University of Alabama MBA, University of Alabama

Ms. Herndon has nearly 20 years of experience working in commercial banking and credit management for financial institutions. In addition, Ms. Herndon is a Certified Public Accountant.

Biographical Information:

• Chief Credit Officer, Western Alliance Bancorporation, since January 2024.

• West Region Commercial Credit Executive, PNC Bank, 2021-2024.

• Ms. Herndon worked for BBVA in a variety of commercial banking and credit management positions, 2006-2021.

• Current National President and Foundation Trustee for Alpha Chi Omega Fraternity Inc.

JESSICA JARVI

Chief Legal Officer Age: 48 Executive Officer Since: 2023	Education: B.A. in English, University of Arizona J.D., Sandra Day O’Connor College of Law at Arizona State University

Ms. Jarvi has over 20 years of experience representing financial institutions in banking, corporate, and financial services law. In addition to oversight of the Legal Department, Ms. Jarvi also serves as the Corporate Secretary for the Company.

Biographical Information:

• Chief Legal Officer, Western Alliance Bancorporation, since July 2023.

• General Counsel, Western Alliance Bank, 2022-2023.

• Senior Vice President, Deputy General Counsel of Western Alliance Bank, 2013-2022.

• Senior Vice President, Corporate Counsel of Western Alliance Bank, 2007-2013

• Corporate Counsel, 1st National Bank of Arizona, 2004-2007.

• Associate, Snell & Wilmer, 2002-2004.

• First Things First Phoenix South Regional Partnership Council, since 2012 (Vice Chair 2014-2024).

36	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

BARBARA KENNEDY

Chief Human Resources Officer Age: 58 Executive Officer Since: 2018	Education: B.A., University of Missouri-Columbia

Ms. Kennedy has extensive experience in human resources management, specifically in the areas of talent acquisition and management, employee relations and total rewards. Ms. Kennedy oversees all aspects of human resources, employee compensation and benefits, learning and talent development, and spearheads the Company’s diversity and inclusion efforts.

Biographical Information:

• Chief Human Resources Officer, Western Alliance Bancorporation, since 2018.

• Senior Vice President of Human Resources, Encore Capital Group, 2014-2018.

• Senior Vice President of Human Resources, United Stationers Supply Company, 2008-2014.

• Member of the Board of Directors of the Human Resources Management Association of Chicago, the Novo Group, and Meals On Wheels, 2008-2014.

• Executive Vice President, Human Resources, Safety, Recruiting and Driver Services, Swift Transportation Company, Inc., 1999-2008.

• Ms. Kennedy served in various management positions in Human Resources at Barr-Nunn Transportation.

EMILY NACHLAS

Chief Risk Officer Age: 48 Executive Officer Since: 2022	Education: B.S. in Management, the A.B. Freeman School of Business at Tulane University M.B.A., University of New Orleans

Ms. Nachlas has over 20 years of experience in risk management and oversight, particularly in the banking and financial services sector. Ms. Nachlas oversees all aspects of the Company’s risk management strategies and operations, as well as supervising the organization’s risk mitigation and identification procedures.

Biographical Information:

• Chief Risk Officer, Western Alliance Bancorporation, since 2019.

• Executive Vice President and Director of Enterprise Risk Management at IBERIABANK, 2011-2019.

• Operational Risk and Internal Control Manager, HSBC, 2005-2009.

• Retail Risk Manager, Amegy Bank, 2001-2005.

• Strategic Alliance Manager, Hibernia National Bank, 2000-2001.

2025 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objectives of the Company’s executive compensation programs are to:

1.	continue a strong relationship between executive pay and the annual and long-term performance of the Company;
2.	reward the attainment of short- and long-term financial performance goals;
3.	enhance the Company’s ability to attract and retain qualified executive officers; and
4.	align, to the greatest extent possible, the interests of customers, management, and stockholders.

The compensation programs are designed to reward and motivate employees, especially our named executive officers, who consistently contribute to the ongoing success of the Company, and who identify and capitalize on opportunities as they arise.

Named Executive Officers for 2024

As used in this proxy statement, the term “named executive officers,” or “NEOs,” includes:

•	Kenneth A. Vecchione, President and Chief Executive Officer;
•	Dale Gibbons, Vice Chair and Chief Financial Officer;
•	Stephen Curley, Chief Banking Officer for National Business Lines;
•	Tim Bruckner, Chief Banking Officer for Regional Banking; and
•	Timothy Boothe, Chief Administration Officer.

Executive Summary of 2024 Executive Compensation Actions

Throughout 2024 the Company made significant strides in remediating lingering impacts of the 2023 regional banking events while continuing to drive top performance on many key metrics, as highlighted on page 40. The Company's performance was reflected in our share appreciation of approximately 29.2% in 2024. The Company consistently outperformed the industry over a sustained period of time. Additional details are provided on page 41.

In 2024 the Company continued to reinforce a strong link of pay for performance and considered feedback from stockholders, leading to continue to enhance our executive pay programs by:

•	retaining a strong management team with an established track record of navigating the Company through complex initiatives and turbulent market dynamics;
•	removing overlapping STI and LTI EPS metrics (details on page 46);
•	introduced relative ROE in LTI plan (details on page 46); and
•	allowed the CEO employment agreement with predetermined compensation arrangements to lapse (details on page 44).

In addition to these changes, the Company follows good pay practices in our executive pay programs as outlined below:

What We Do		What We Don't Do
•	Rigorous performance required to earn a substantial portion of our executives’ compensation	•	No tax gross-up payments in connection with severance or change in control pay
•	Consider stockholder voting on the future design of our executive compensation program	•	Policy of no hedging, pledging or short-sale or derivative transactions by executive officers or directors(1)
•	Executive compensation programs linked to our long-term strategy	•	No guaranteed bonuses
•	Multi-year performance periods on performance-based equity awards	(1) Mr. Gibbons has a grandfathered pledged or margin account as disclosed in "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers."
•	Utilize relative performance measures in our performance share units ("PSUs")
•	Cap maximum vesting or payout levels under our incentive awards, which are aligned with competitive market practices
•	Engage an independent compensation consultant to evaluate our executive compensation program design and pay decisions
•	Evaluate executive compensation data and practices of our peer group companies as selected annually by the Compensation Committee
•	Maintain executive stock ownership guidelines
•	Maintain a compensation recovery (clawback) policy
•	Provide limited executive perquisites

38	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

In addition to our strong performance in 2024, the Company is making meaningful progress in preparing itself to become a Large Financial Institution (LFI), with total assets meeting or exceeding $100 billion. This preparation is a substantial undertaking for the Company and requires adequate preparation to meet the increased regulatory demands of becoming an LFI. Being equipped to cross this threshold is key to delivering continued stockholder value. Given the critical nature of this undertaking, the Company believed it was in the best interest of the stockholders to create a program that will be applied strategically to ensure key employees are committed to maintaining focus, resilience, and sustainable growth for stockholders. As such, the Company granted "Hold to Retirement" Deferred Stock Units intended to only be distributed subject to certain vesting conditions tied to age and tenure. In addition, this stock-based plan further aligns the interests of our executives with those of our stockholders (details on page 48).

In addition to the changes above, we believe in aligning our executive compensation with the interests of our stockholders by using a compensation mix of both fixed and variable components, and by delivering value to executives that reward performance. This includes a fixed base salary with benefits and limited executive perquisites and variable components such as our annual bonus plan and long-term equity incentive compensation.

Compensation with Metrics that Drive Stockholder Value

2025 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

Overview of 2024 Performance and Compensation

The Compensation Committee and the Board established 2024 executive compensation targets to adequately reward management for successfully navigating the Company through the stress on regional banks during 2023, retain executive leadership and reflect the durability of the Company's business model. The Company continues to focus on linking executive pay to performance metrics that benefit stockholders. A significant portion of total direct compensation depends on the Company achieving challenging performance targets established in its annual bonus and equity incentive plans.

2024 PERFORMANCE

Financial Performance	• • •

Net income available to common stockholders of $774.9 million in 2024, compared to $709.6 million in 2023.

Diluted earnings per share of $7.09 for 2024, compared to $6.54 for 2023.

Pre-Provision Net Revenue* increased by $140.9 million to $1,137.1 million in 2024, compared to $996.2 million in 2023.

	•	Tangible common equity ratio* of 7.2% in 2024, compared to 7.3% in 2023.
	•	Return on average assets of 0.99% and return on tangible common equity* of 14.0% in 2024, compared to 1.03% and 14.9%, respectively, in 2023.

Balance Sheet Growth	• •	Total loans held for investment increased to $53.7 billion in 2024, up $3.4 billion from 2023.** Increase in total deposits of $11.0 billion to $66.3 billion in 2024, from $55.3 billion in 2023.

Asset Quality	• •

Net loan charge-offs to average loans outstanding of 0.18% for 2024, compared to 0.06% for 2023.

Nonperforming assets (nonaccrual loans and repossessed assets) of 0.65% of total assets, compared to 0.40% at December 31, 2023.

Return of Capital	•	Increased the quarterly dividend to $0.38 in the fourth quarter of 2024, up from $0.37 per share of common stock.

*

Non-GAAP financial measure: See “Non-GAAP Financial Measures” in Appendix A of this proxy statement for further information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure.

**	HFI (held for investment) Loans.

40	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

WESTERN ALLIANCE: Prudent and sustainable growth

TSR Performance	EPS Results

238%
208%
37%
30%
48%
48%
29%
-17%
74%
63%
78%
66%
1-Year
2-Year
3-Year
5-Year
7-Year
10-Year
WAL
Peer Group Top Quartile

2019
$4.84
2020
$5.04
2021
$8.67
2022
$9.70
2023
$6.54
2024
$7.09
7.93%
CAGR

Deposits (in billions)	LoanS HFI (in billions)

2019
$14.3
$8.5
2020
$18.5
$13.5
2021
$26.3
$21.4
2022
$34.0
$19.7
2023
$40.8
$14.5
2024
$47.5
$18.8
17.2%
CAGR
27.2%
CAGR
Interest Bearing Deposits
Non-Interest Bearing Deposits

2019
$21.1
2020
$27.1
2021
$39.1
2022
$51.9
2023
$50.3
2024
$53.7
20.5%
CAGR

Nonperforming Assets / Total Assets	Net Charge-Offs / Average Loans

0.65%
0.42%
0.46%
0.40%
0.46%
0.41%
0.38%
0.37%
0.28%
0.29%
0.15%
0.14%
2019
2020
2021
2022
2023
2024
WAL
Peers(1)

0.32%
0.26%
0.25%
0.21%
0.18%
0.12%
0.07%
0.06%
0.06%
0.02%
0.02%
0.00%
2019
2020
2021
2022
2023
2024
WAL
Peers(1)

1)	Financial peers consist of 22 publicly traded banks headquartered in the U.S. with total assets between $50B and $250B, excluding target banks of pending acquisitions, as of December 31, 2024.

2025 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

Compensation Design

The Compensation Committee, on behalf of the Board of Directors, performs responsibilities relating to the compensation of the Company’s directors and executive officers. The Compensation Committee seeks to establish total compensation for the Company’s executive officers that is fair, reasonable, competitive in the industry, and aligned with value creation for stockholders. The Company designs the compensation program to attract and retain high-caliber officers necessary to drive our growth and continued success. The Compensation Committee, the Board of Directors and management partner to ensure that compensation practices fairly reward executives for navigating challenges, meeting established performance goals and implementing effective risk management practices.. The Compensation Committee also takes action to ensure compensation is appropriately limited when necessary to serve the best interests of the Company or as required by regulatory constraints.

2024 Advisory Vote on Executive Compensation

The Company provides stockholders with the ability to cast an annual advisory vote on the compensation of its executives. At the Company’s 2024 annual meeting of stockholders, over 95% of shares voted were voted in favor of the “Say on Pay” proposal. The Compensation Committee considers the results of say on pay votes but did not make pay changes as a direct result of the advisory vote or feedback from stockholders. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions. Also at the 2024 annual meeting of stockholders the stockholders approved, on a non-binding advisory basis, that the frequency of the "Say on Pay" vote should continue every year.

Benchmarking of Compensation

The Peer Group used in 2024 to analyze the NEOs’ compensation as compared to market practices was comprised of 19 banking organizations. This group of banking companies was compiled by considering all banks with total assets within a range of approximately 0.5 x to 2.5 x the Company’s total assets, and with a commercial banking focus. For compensation purposes, the Compensation Committee used the 19-bank subset of the larger group of companies that the Company uses for purposes of comparing financial and stock performance.

The Company believed the Peer Group was representative of those companies that are regional leaders in their markets and with which the Company competes for executive talent. The members of the 2024 Peer Group were:

• Comerica Incorporated • Cullen/Frost Bankers, Inc. • East West Bancorp, Inc. • First Citizens BancShares, Inc. • First Horizon Corporation • Fifth Third Bancorp. • Flagstar Financial, Inc.	• Huntington Bancshares Incorporated • M&T Bank Corporation • Pinnacle Financial Partners Inc • Prosperity Bancshares • Regions Financial Corporation • SouthState Corporation	• Stifel Financial Corp. • Synovus Financial Corporation • Valley National Bancorp • Webster Financial Corporation • Wintrust Financial Corporation • Zions Bancorporation, N.A.

While we strive for year over year continuity in our peer group, the Company’s pace of growth has led the Compensation Committee to conduct a Peer Group review annually. The Compensation Committee reviewed the Company’s Peer Group with the Consultant to ensure the Company aligned more closely to the median of the group. After discussing potential alterations to the current Peer Group with the Consultant, and due to the Company's growth, coupled with market changes in 2023 and 2024, the Compensation Committee approved the modification of the Peer Group by removing Banc of California (successor in the merger with PacWest Bancorp) and BankUnited, Inc., and adding Fifth Third Bancorp, Huntington Bancshares Incorporated, M&T Bank Corporation and Regions Financial Corporation.

Peer Group information is an important part of the analysis the Consultant provides to the Compensation Committee so that the Company can maintain executive compensation strategies that are competitive and ensure that compensation is adequate to retain and motivate key executives.

The Compensation Committee believes that its executive officers should receive total compensation that is competitive with comparable employers in the financial services industry and closely aligned with both the Company’s short-term and long-term performance, while at the same time ensuring sound risk management and complying with applicable regulatory requirements. The Compensation Committee seeks to provide compensation targeted to reflect the value and performance of executives in the

42	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

market. Actual total direct compensation for executives may vary as necessary based on recommendations of the CEO, direction from the Board of Directors, performance of the Company or any subsidiary or division, individual performance, the experience level of individual executives, internal equity considerations, acquisition-related commitments, external market factors, and similar considerations.

Elements of Executive Compensation

The principal elements of the Company’s compensation program for NEOs during 2024 consisted of:

Principal Element		Form	Objectives

Base Salary		Cash	• •	Attract and retain key talent through competitive fixed compensation. The only fixed source of cash income.

Annual Bonus		Cash	• • • •

Create a pay-for-performance model with clearly established goals and metrics.

Motivate and retain key executives through the potential for significant cash compensation by achieving established goals that deliver value to stockholders.

Designed to provide market competitive payouts for the achievement of threshold, target, and maximum performance goals.

Performance metrics focus executives and employees on achieving annual results that are key indicators of annual financial and operational performance.

Long-Term Equity	Performance Based Stock Units (PSUs)	Stock	• •

Connect executives’ individual interests and the long-term success of the Company.

Performance metrics for annual grants are established for a three-year period and weighted 75% toward the Company’s three-year comparative ROE with CET1 ratio governor, and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index.

	Restricted Stock Awards (RSAs)	Stock	• • •

Align executives’ interests with those of stockholders through the establishment of meaningful share ownership.

Retain key executives with time-vested stock grants.

Work in tandem with the Company’s Stock Ownership Guidelines to create and require meaningful stock ownership by executives.

	Cash Settled Restricted Stock Unit Awards (CSRUs)	Stock	• • • • •

Vests in 36 equal monthly installments.

Cash-settled upon vesting based on vesting date share price.

Align executives’ interests with those of stockholders through link to share price.

Retain key executives with time-vested cash-settled awards.

Reduces dilution for stockholders.

Retirement	401(k)	Cash	• •	Opportunity to save for retirement via employee and employer contributions on the same terms as other employees. Attract and retain key people by providing a means to save for retirement
	Hold to Retirement Deferred Stock Awards	Stock	• • • •

Temporary compensation component to retain and reward long-term service and create stability for the Company during period of increased scrutiny and demand for growth.

Retention vehicle to ensure critical executive talent continues employment to support stability, resiliency, succession planning, and LFI growth aspirations.

Provides value linked to stockholder interests through deferred restricted stock units payable only upon qualified retirement conditions.

Vests later of one year after grant and meeting certain age and tenure requirements, and payable only upon a qualified retirement conditions, aligning participants with long-term stockholder value and decisions making.

Standard Benefits and Limited Perquisites		Benefits and Perquisites	• • •

Generally, offer executives the same benefit plans that are available to all full-time employees, plus voluntary benefits that an executive may select and pay for.

De-emphasizes benefits and perquisites for NEOs in favor of a performance-based compensation approach.

Provide limited job related special benefits, including vehicle allowance and access to the corporate jet for work related travel.

The Compensation Committee reviews and approves final payment packages for all executive officers except for the CEO, whose compensation is recommended by the Compensation Committee and approved by the Board of Directors. In evaluating and approving the compensation of executive officers other than the CEO, the Compensation Committee received input from Mr. Vecchione and considered its own assessment of their performance as it has frequent exposure to these officers.

2025 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

Annual Base Salary

The Company views a competitive annual base salary as a crucial component to attract and retain executive talent. Following the final year of Mr. Vecchione's employment letter agreement, the Company no longer has employment letter agreements with the CEO or any other NEO. Adjustments to annual base salary in 2025 were based on performance and not predetermined. Please see the “Employment, Noncompetition and Indemnification Agreements” section on page 69 of this proxy statement for additional details. In 2024, the Compensation Committee determined the base salaries for all executive officers (including the NEOs) after considering the Consultant’s market analysis, recommendations from Mr. Vecchione, and making its own assessments regarding individual performance, experience and other factors.

2024 Salary Determination

In February 2024, the Compensation Committee reviewed the base salaries for all executive officers. The Board approved Mr. Vecchione’s base pay increase of 7.0% in accordance with the last year of his letter agreement (before it lapsed at the end of 2024). With respect to the remaining NEOs, the Compensation Committee awarded base increases of 5% for Messrs. Gibbons, Curley and Bruckner, and 3.5% for Mr. Boothe. The increases were to recognize individual performance in 2024, as well as in consideration of market positioning relative to peers.

Annual Bonus Plan

The Western Alliance Bancorporation Annual Bonus Plan (“Annual Bonus Plan”) is designed to create a strong alignment of pay-for-performance and is intended to motivate and retain qualified employees by providing the potential for an annual cash award based on the Company’s achievement of pre-determined performance criteria. The Annual Bonus Plan serves the Company’s compensation objective by rewarding executives for the attainment of short- and long-term financial performance goals.

The Annual Bonus Plan is designed to provide market competitive payouts for the achievement of threshold, target, and maximum performance goals. Establishment of the performance levels (threshold, target, and maximum) takes into account all factors that management and the Compensation Committee deem relevant, including market conditions and an assessment of a level of growth that is aggressive for each performance criterion at the distinguished level payout. Prior year performance for each measure is typically set at achieves or underachieves to ensure the Company drives toward excels and distinguished results as compared to our peers. Additionally, the Annual Bonus Plan restricts excessive risk-taking by not providing uncapped payouts and putting a ceiling on potential bonus payments.

The Compensation Committee annually reviews and analyzes the Annual Bonus Plan performance factors and believes that the year over year results prove the Company’s demonstrable history of pay for performance. The Annual Bonus Plan has historically kept the Company focused on growing its loan portfolio, being its own source of funding through deposit growth, maintaining constant attention to credit quality, and delivering stockholder value. Based on the Company's priorities, the Compensation Committee recalibrated the Annual Bonus Plan metrics for 2024 towards liquidity and efficient use of capital. Metrics in 2024 are designed to balance capital, liquidity risk management, and revenue diversification, with earnings and balance sheet growth. Measures adjusted in 2024 include EPS weighting decreased from 40% to 30%, Loans Held for Investment Growth weighting decreased from 10% to 5%, while Non‐Brokered Deposit Growth weighting increased from 10% to 15%. To further diversify revenue streams, the Company prioritized the deepening of current and new client relationships through the treasury management solutions as part of the broader regional banking strategy. As such, management recommended, and the Compensation Committee agreed, to include a noninterest income component to the Annual Bonus Plan weighted at 10%. The Compensation Committee believes these metrics further align management performance with client and stockholders’ best interests and address regulatory expectations.

2024 Annual Bonus Determination

NEO award opportunities are set at the beginning of the performance year and are based on quantifiable metrics with targets that consider corporate strategy, operational objectives, competitive landscape and performance relative to peers.

In 2024 the Company focused on capital and liquidity growth and balance sheet management. This focus resulted in management recommending, and the Compensation Committee approving, updated 2024 Corporate Bonus metrics that emphasized capital and liquidity growth over adjusted EPS performance relative the prior year’s plan metrics. This reprioritization ensured that management incentives are closely tied to corporate goals that emphasize stability and balanced growth objectives.

44	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

The recommended 2024 performance targets were set in alignment with the Company’s 2024 Board-approved budget and, in most cases, reflected industry leading performance relative to consensus estimates, with target performance set at or better than median peer consensus results and maximum performance set at or better than top quartile peer consensus results. The 2024 Adjusted EPS actual performance is a testament to the rigor used when establishing these targets. Despite growth that ranked second amongst compensation peers, the actual adjusted EPS metric failed to meet threshold performance and paid out 0% on a metric that constituted 30% of the total payout.

The Company’s target and actual performance for all 2024 bonus metrics can be found below %.

Performance Factor	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Target Weight	Actual Weight Based on Performance

Adjusted Earnings per Share(1)	$7.75	$8.18	$8.45	$7.59	30%	0%

Loans Held for Investment Growth(2)	$750 M	$1,242 M	$2,700 M	$3,379 M	5%	10%

Non-Brokered Deposit Growth(3)	$3,000 M	$4,000 M	$8,000 M	$10,755 M	15%	30%

Operating Noninterest Income Growth(4)	$10 M	$30 M	$50 M	$59 M	10%	20%

CET1(5)	10.78%	11.00%	11.25%	11.25%	10%	20%

Classified Assets Ratio(6)	1.50%	1.25%	0.75%	1.25%	8%	8%

Net Charge-Off Ratio(7)	0.30%	0.20%	0.15%	0.18%	8%	10%

Quality Control(8)		Achieves		Achieves	15%	14%

				Total	100%	112%

(1)	Adjusted Earnings per Share equals ((PPNR less Net Charge-Offs) x (1 – Effective Tax Rate)) – Preferred Dividends) / Average Diluted Shares Outstanding.
(2)	For purposes of the Annual Bonus Plan, the loan growth calculation excludes increases in loans held for sale.
(3)	The year-over-year deposit growth excludes brokered and non-reciprocal deposit arrangements.
(4)

Operating Noninterest Income Growth excludes income from the following sources: AmeriHome Mortgage and nonoperating items including mark to market and hedging fees and gain/loss on sales of securities.

(5)	The CET1 is used by bank regulators as a basis for assessing a bank's capital adequacy; therefore, the Company believes the ratio is useful to assess financial condition and capital adequacy.
(6)	The Classified Asset Ratio is the ratio of Classified Assets to Total Assets as of December 31, 2024.
(7)	The Net Charge-Off Ratio equals Net Loan Charge-Offs for the year divided by Average Loans Outstanding for the year.
(8)

Quality Control refers to the Company’s performance in maintaining an effective risk management program and sound control environment, based in part on regulatory examination and internal audit results. Company’s performance in this category is assessed by the Risk Committee, which recommends a payout percentage to the Compensation Committee for final approval.

The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance listed in the bonus table above.

The following table shows the annual bonus targets, expressed as a percentage of annual cash salary, as well as achievements and payouts under the Annual Bonus Plan. In January 2024, the Compensation Committee reviewed the bonus targets for all executive officers. The full Board approved Mr. Vecchione’s bonus target to remain the same as it was in 2023 (150%), in accordance with his letter agreement. With respect to the remaining NEOs, the Compensation Committee approved bonus target increases only for Messrs. Curley and Bruckner from 100% to 120%. These annual bonus target increases were due to various factors including increased responsibilities assumed by these executives and market positioning relative to peers.

2025 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

In addition to the quantitative aspects of the Company’s Annual Bonus Plan, the Company and the Compensation Committee also evaluate the Company's overall performance from a holistic perspective. This performance assessment approach takes into account factors such as macroeconomic conditions, industry trends and elements beyond the control of management. Consequently, the Company’s Annual Bonus Plan permits a modest adjustment of up to 15% to the final award payouts. When considering overall performance, the Company recognized that 2024 was a year marked by elevated interest rates, which continued to exert pressure on profitability within the banking industry. Furthermore, regional banks are still experiencing the lingering effects of the 2023 regional banking events. As a result, in 2024 the Company focused on maintaining a balance between capital and liquidity. This focus was reflected in increased targets for CET1, which can affect earnings. With high interest rates reducing loan demand and increasing CET1 ratios impacting earnings, the goals set for EPS were particularly challenging. Despite these headwinds, the Company successfully achieved an 8% year-over-year growth in EPS, while our peers experienced a decrease of -2% and -8% at the 75th and 50th percentiles, respectively. In addition to EPS growth, the Company’s ROE, ROA, and ROCE were at the 75th, 47th, and 75th percentiles, respectively. Other contributing factors included the NEO's leadership toward LFI readiness by building critical teams and developing a comprehensive LFI readiness plan. A further contributing factor was the work towards formulating a unified brand strategy, aligned with the Company's national objectives, that is being deployed in 2025. Taking these factors into account, the Compensation Committee deemed a modest increase of 5-10% in bonuses to be justified. In determining this adjustment, the Compensation Committee considered the missed EPS goals and provided a payout reflecting the Company’s partial achievement of the threshold. In setting the Company’s goals for 2024, the Company also had to consider the impact of elevated interest rates on budget planning, with a focus on balancing capital and liquidity, which can influence earnings.

Name	Target (% of Salary)	2024 Bonus Target ($)	2024 Bonus Paid ($)	2024 Bonus Paid (as % of Target) (1)

Vecchione	150%	2,250,000	2,745,000	122%

Gibbons	120%	1,051,279	1,282,560	122%

Curley	120%	711,148	867,600	122%

Bruckner	120%	711,148	867,600	122%

Boothe	100%	522,541	611,373	117%

(1)

The CEO may recommend to the Compensation Committee increases to the Annual Bonus Plan payout of up to 15% for a limited population of employees, with total Annual Bonus Plan payouts not to exceed 200%.

Long-Term Equity Incentive Compensation

The Company considers long-term equity incentive compensation (“LTI”) critical to the alignment of executive compensation with stockholder value creation and an integral part of the Company’s overall executive compensation objectives. The Compensation Committee approved 2025 annual equity grants for the NEOs at its February meeting. The grant date for the annual equity grant for all NEOs was the day of the Board of Directors’ February meeting.

Prior to 2024, GAAP earnings per share ("EPS") has been the most significant component of the LTI performance metrics. EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and allocation of capital. Additionally, EPS targets are aligned with the Company’s long-term financial plans, which the Board and management have assessed for achievability. As discussed below, the Compensation Committee replaced EPS with relative return on equity ("ROE") for PSUs granted under the 2024 LTI program. The Compensation Committee also recognizes the importance of linking total stockholder return (“TSR”) to performance-based awards.

In addition, in 2024 the Compensation Committee approved a new cash-settled restricted stock-based compensation award for our executive officers. The award is aimed at addressing executive retention and alignment of management decisions with stock price. The cash settled restricted stock unit (“CSRU”) bonus structure tracks stock price performance over 3-year vesting period and vest in 36 equal installments, and are settled in cash thereby avoiding share dilution.

46	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

2022 LTI Results

The PSUs covering the 2022-2024 performance period were weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. In February 2025, following the end of the three-year performance period, the Compensation Committee certified achievement of the EPS component at $23.33 which was below the threshold payout of that metric, resulting in a 0% payout. For PSUs tied to relative TSR for the same performance period, the Compensation Committee received external certification for TSR results compared to the predetermined peer set which showed a TSR of -12.0% resulting in a relative ranking at the 8.3rd percentile and correlating to a 0% payout. The overall payout for the 2022 PSUs was 0%.

2024 LTI Determination

In early 2024, after considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Messrs. Vecchione and Gibbons and the Consultant, the Compensation Committee designed performance targets for the annual PSUs covering the 2024-2026 performance period. The Compensation Committee approved replacing EPS with a comparative ROE metric weighted at 75% and continuing the current TSR metric weighted at 25% for the 2024-2026 performance stock units. The ROE metric is a common industry‐wide tool to measure the strength of a bank’s earnings and is generally accepted as a good indicator of a bank’s financial performance. The ROE metric will be measured as the 3‐year arithmetic mean of Return on Equity (ROE) for the stated plan performance period. The average ROE for each peer will then be sorted high to low and compared to the average ROE for the Company. The percentile ranking, along with a capital governor (CET1 ratio) will determine the payout. The ROE payout will be adjusted by a multiplier between 0% and 100% based on the Company’s CET1 Ratio, which ensures the Company maintains adequate capital levels on a risk adjusted basis. This CET1 multiplier will have a maximum value of 100% for a CET1 Ratio of 11.0% or above and a minimum value of 0% for a CET1 Ratio of 10.0% or below. There will be no payout of comparative ROE if CET1 ratio is below 10%.

The Company’s relative TSR has been compared to the KBW NASDAQ Bank Index since 2022. At the end of the performance period, the Company’s actual performance against the performance targets will be computed separately, then added together to obtain the total number of shares awarded.

The Compensation Committee approved the following performance targets for the 2024-2026 performance period:

Cumulative ROE (75%):

PSU Vesting (%)	3 year arithmetic mean of ROE of sorted peer (percentile)

—%	<25th
50%	25th
100%	50th
200%	>75th

CET1 Ratio Governor:

Also included in the determination of the Company's PSU payout is a factor for the Company's CET1 Ratio (defined as Total Ending Common Equity Tier 1 Capital divided by Total Ending Risk Weighted Assets). The CET1 Ratio will be calculated as the 12‐period arithmetic mean of the CET1 Ratio as of the end of each quarter within the stated plan performance period (i.e., Q1 2024 – Q4 2026).

PSU Payout on ROE Performance	CET1 Ratio 12 quarter average

0%	≤10%
Results will be adjusted proportionate to the % decrease	>10.0% - 10.99%
Based solely on the results of relative ROE	≥11%

The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance.

2025 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

Relative TSR (25%) compared to the KBW Regional Banking Index:

TSR (%)	KBW Regional Banking Index (percentile)

—%	<25th
50%	25th
100%	50th
200%	75th or above

The relative TSR component of LTI will be subject to a 100% maximum if TSR is negative for the performance period. The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance.

Each of the NEOs received a combination of RSAs, PSUs and CSRUs with the measures provided above. In 2024, the Compensation Committee approved awarding CSRUs weighted at 30% of the total LTI award, which reduced the weighting of RSAs from 50% to 20%. The PSU weighting was maintained at 50%. Mr. Vecchione recommended LTI grants for each of the NEOs in amounts commensurate with their position and responsibilities, based on available market data for each position, and in consideration of the Consultant's recommendation that executive officer grants result in unvested value between two to three times the executive's base salary as a means of retention. The Compensation Committee approved Mr. Vecchione’s recommendations and made a similar recommendation to the full Board for the CEO's LTI grant that the Board approved.

Name	RSAs (#)	PSUs (#)	CSRUs (#)

VECCHIONE	12,945	32,361	19,417
GIBBONS	6,835	17,087	10,252
CURLEY	3,970	9,924	5,955
BRUCKNER	3,798	9,493	5,695
BOOTHE	2,330	5,825	3,495

Hold to Retirement Deferred Stock Units

In 2024, the Company continued to address market expectations stemming from the lingering impacts of the 2023 regional banking events. Alongside these efforts, the Company's growth strategy includes preparing itself to become an LFI, with total assets meeting or exceeding $100 billion. This preparation is a substantial undertaking for the Company.

The Board and management recognize the precedent of other financial institutions struggling to successfully cross the $100 billion asset threshold without significant increases in operating and regulatory remediation costs. Other financial institutions nearing this threshold are typically valued less favorably than those that have already crossed or those further from LFI status (e.g., banks with less than $50 billion in assets). Furthermore, if regulators determine that the Company is not adequately prepared to meet the increased regulatory demands of becoming an LFI, asset growth could be hindered, and expenses could rise, thereby negatively impacting earnings.

To effectively prepare for LFI status, retaining key employees is critical for maintaining focus, resilience and sustainable growth, ultimately creating value for stockholders. This need arises at a time when others in the industry are facing similar challenges and bolstering their critical infrastructure. To be successful it is imperative that the Company retain senior executives and avoid our employees being identified for recruitment by other institutions.

To balance the need for retention with alignment to long-term value creation for stockholders, the Compensation Committee granted “Hold to Retirement” restricted stock units, which include both a time-vesting requirement and a deferred payment feature. Given the deferred payment feature, we sometimes refer to these awards as Hold to Retirement Deferred Stock Units or DSUs. The Compensation Committee believes that the DSUs serve stockholder interests by further aligning the interests of our executives with those of our long-term stockholders and providing additional retention incentives at a critical time for the Company. The DSUs vest on the later of (i) the one-year anniversary of the grant date and (ii) the participant’s satisfaction of the age- and service-related eligibility criteria for a “qualified retirement” (which means completion of at least five years of service and having a combined age and years of service of at least 60). Termination of employment before the vesting date for any reason (other than due to death or disability) results in forfeiture of the DSUs. Once vested, the DSUs are not paid until the qualified

48	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

retirement (or earlier death or disability). In addition, the DSUs are forfeited in case of involuntary termination for cause at any time before payment.

The Company does not plan to utilize this DSU design as a long term component of compensation. Rather, we intend to use this DSU award design for a short period, coinciding with our efforts to stabilize key employees and achieve LFI designation. To maximize the program's potential, the credits were front-loaded, and it is anticipated that the award values will decrease materially in the future.

Name	2024 Value ($)	Underlying Shares (#) (1)

VECCHIONE	2,000,000	33,496
GIBBONS	1,250,000	20,935
CURLEY	575,000	9,630
BRUCKNER	550,000	9,212
BOOTHE	337,500	5,653

(1)	The number of underlying shares was based on our closing stock price as of the grant date ($59.71 as of June 16, 2024), rounded up to the nearest whole share.

Realizable Pay vs. Target Pay

The Company sets ambitious incentive goals to provide executives with an opportunity to share in the value they help create. Reaching the goals and, in turn, earning the target pay, is not guaranteed. The Company's pay program is designed to diminish if results fall below expectations in a manner that is aligned with stockholders' interests. The Company strongly believes in the pay-for-performance orientation of our executive pay programs. To illustrate this, the following is a description of target pay as opposed to realizable pay at the Company.

The pay that is granted is presented in the summary compensation table (page 55). Realizable pay is the actual base and bonus paid and an estimate of unvested long-term compensation that is “earnable” after share price movements, vesting and performance against goals. Realizable pay provides a forward-looking estimate of pay earnable based on current performance conditions.

The graphics below show the difference between target pay and realizable pay for the CEO for the periods 2021-2023 and 2022-2024 to illustrate the alignment of the Company's pay programs with stockholders:

•

In our assessment last year, the 3-year average realizable pay from 2021-2023 was 27% lower than the totals reflected in the summary compensation table. This was due to share price declines and below-target actual and estimated payouts on PSUs granted during that period.

•

As a result of share price declines, the average long-term incentive realizable value was 43% lower than the LTI value granted during that period. LTI is a primary driver of realizable pay and constitutes the majority of the Company's total direct compensation for the CEO.

2025 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

•

Our analysis of realizable pay for the period 2022-2024 reveals that realizable pay continues to track below target award levels, reflecting the strong link between the Company's compensation program and stockholder interest, as well as the sensitivity of the Company's compensation program.

	o	2022 PSUs delivered no payout after the performance period (see "Annual Bonus Determination").
	o	2023 PSUs are tracking substantially below target.
	o	2024 PSUs are tracking at the maximum due to the Company's strong performance, which is above the 75th percentile of the peer group.

(1)

3-year average CEO Target Pay is calculated as follows: (a) Base salary is the average base salary cash compensation from FY21-FY23; (b) Bonus is FY21-FY23 average target bonus; and (c) Long Term Incentives includes the average equity grants made during the FY21-FY23 period, valued at the grant date fair value of the awards.

(2)

3-year average CEO Realizable Pay is calculated as follows: (a) Base salary is average base salary cash compensation paid from FY21-FY23; (b) Bonus is FY21-FY23 average bonus actually paid; and (c) Long Term Incentives include the equity grants made during the FY21-FY23 period, all valued using the Company's stock price as of December 29, 2023, where PSU awards are based on the average of actual payouts and estimated payouts where the cycle is incomplete and all other awards are based on the number of shares granted.

(3)

3-year average CEO Target Pay is calculated as follows: (a) Base salary is the base salary cash compensation from FY22-FY24; (b) Bonus is FY22-FY24 target bonus; and (c) Long Term Incentives includes the equity grants made during the FY22-FY24 period, valued at the grant date fair value of the awards.

(4)

3-year average CEO Realizable Pay is calculated as follows: (a) Base salary is base salary cash compensation from FY22-FY24; (b) Bonus is FY22-FY24 bonus actually paid; and (c) Long Term Incentives include the equity grants made during the FY22-FY24 period, all valued using the Company’s stock price of $83.54 as of December 31, 2024, where PSU awards are based on actual payouts and estimated payouts where the cycle is incomplete and all other awards are based on the number of shares granted.

50	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

In addition, the Company's approach to executive compensation is built on a strong pay-for-performance philosophy, aiming to reward executives based on the value they help create. By setting ambitious goals, the Company aligns the NEOs with the opportunity to share in the Company's success. The Company's performance, as measured by key financial metrics commonly used in the banking industry, ranks among the top performers. This strong performance justifies the competitive pay levels provided to the NEOs and is aligned with the Company's executive compensation philosophy. Over the past three years, both pay and performance data indicate that the Company's executive compensation program is effectively aligned with the Company's objectives. The summary compensation table, reflecting the most current information available, supports this alignment by demonstrating a clear correlation between the Company's financial achievements and the compensation awarded to our executives.

(1)	Return on equity (ROE), return on assets (ROA) and return on common equity (ROCE) are measured on a 1-year, 3-year and 5-year basis as of December 31, 2024.
(2)	3-year ROE, ROA and ROCE performances reflect the average of 2022-24 performances. 5-year ROE, ROA and ROCE performance reflect the average of 2020-24 performances.
(3)	Charts compare performance between Company and peer group (shown at 50th, 75th and 90th percentile levels).

Additional evidence supporting the strong pay-for-performance nature of the long term incentive programs can be found in the Pay Versus Performance section (pages 62-64). The Compensation Actually Paid versus Company Performance chart on page 64 illustrates the connection between compensation actually paid and TSR.

2025 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

Governance and Other Considerations

Compensation Recovery

The Company adopted a compensation recovery policy in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Clawback Policy") that will apply if the result of a performance measure upon which an award granted in the three preceding fiscal years was based is subsequently restated. Upon such a restatement, the Compensation Committee shall direct the Company to recover any portion of any annual or long-term cash, equity or equity-based incentive paid, provided or awarded to any executive officer, including our NEOs, that represents the excess over what would have been paid based on the restated financial results in accordance with the Clawback Policy.

Executive Officer Stock Ownership Guidelines

The Board adopted Stock Ownership Guidelines in 2010. The Stock Ownership Guidelines, as amended, require the Company’s executive officers to own a minimum number of shares of the Company’s common stock, depending on their position and compensation level. Shares that are deemed beneficially owned and credited toward the minimum stock ownership level include: shares of common stock owned outright or for which the executive officer is deemed the beneficial owner under the Securities Exchange Act of 1934, as amended; restricted stock (whether or not the restrictions have lapsed); shares acquired upon stock option exercise or granted upon achievement of specified performance criteria; shares held in a 401(k) or other retirement benefit plan; and shares held in a trust in which the executive officer is either (1) both the grantor and trustee, or (2) a primary beneficiary. Until the minimum ownership level is achieved, the executive officer is required to retain at least 50% of the net after-tax shares received from equity awards. Each NEO currently complies with these requirements by either having achieved the required ownership level or by retaining the required amount of after-tax shares from equity awards

Name	Ownership Guidelines
Vecchione	5x base salary
Gibbons	4x base salary
CURLEY	3x base salary
bRUCKNER	3x base salary
BOOTHE	3x base salary

Insider Trading Policies and Procedures; Hedging and Pledging of Company Securities

The Company has an Insider Trading Policy (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards. A copy of the Insider Trading Policy was filed as Exhibit 19 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Insider Trading Policy and our Stock Ownership Guidelines prohibit any hedging or pledging of Company stock held by directors and employees, including executive officers. Types of activities prohibited by the Insider Trading Policy include short sales of the Company’s securities, transactions in puts, calls or other derivative securities involving the Company’s stock, and zero-cost collars and forward sales contracts. Notwithstanding the foregoing, certain limited exceptions for pledging exist, including (a) shares of Company common stock held in a margin account or pledged as collateral for a loan prior to July 30, 2019, and (b) where the executive or director demonstrates the financial capacity to repay the loans without resorting to the pledged stock, such exception to be granted at the sole discretion of the Governance Committee. Any pledged shares are excluded from required ownership levels, and subject to both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged.

52	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Equity Award Grant Practices

The Compensation Committee's practice is to grant equity compensation awards at regularly scheduled meetings, which are scheduled in advance and generally occur after the Company makes its earnings announcements. The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information and the Company does not time the release of material nonpublic information based on equity award grant dates.

Benefits and Perquisites

With limited exceptions, the Company offers executives the same benefit plans that are available to all full-time employees (e.g., participation in our 401(k) Plan and group insurance plans for medical, dental, vision care and prescription drug coverage; basic life insurance; long-term disability coverage; holidays; vacation, etc.), plus voluntary benefits for which an executive may select and pay (e.g., supplemental life insurance). The Company’s overall benefits philosophy is to focus on the provision of core benefits, with executives able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations.

The Company believes in a compensation philosophy that deemphasizes benefits and perquisites for NEOs in favor of the performance-based compensation approach described above. The Company does not pay gross-ups and overall perquisites for NEOs continue to be minimal and limited to business-related functions and responsibilities. The cost of these benefits has historically been a small percentage of an NEOs’ overall compensation package. Please see footnote 4 to the Summary Compensation Table below for more information regarding perquisites offered to our NEOs.

Non-Qualified Deferred Compensation Plan

NEOs may voluntarily defer cash compensation as part of the Western Alliance Bancorporation Nonqualified 401(k) Restoration Plan (“Restoration Plan”). The Restoration Plan was adopted in order to allow the executive officers to defer a portion of their compensation because they face statutory limits under the Company’s 401(k) Plan. We believe the Restoration Plan is a cost-effective method of providing a market-competitive benefit to the NEOs. For more information on the Restoration Plan, including amounts deferred by the NEOs in 2023, see the Deferred Compensation Plan table and accompanying narrative below.

Tax Considerations

Section 162(m) of the Internal Revenue Code (Section 162(m)) generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to certain executive officers. The Compensation Committee views the availability of a tax deduction as a relevant consideration, subject to its primary responsibility of providing a compensation program that attracts, retains and rewards the executive talent necessary for the Company’s success, and it retains the flexibility to award compensation consistent with the goals of the executive compensation program described above.

The Compensation Committee also takes into consideration other tax and accounting provisions in developing the pay programs for the Company’s NEOs. These included special rules applicable to nonqualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under FASB ASC Topic 718, as well as the overall income tax rules applicable to various forms of compensation.

Evaluation of Company Compensation Plans and Risk

The Compensation Committee engages in a comprehensive review of the Company’s employee incentive plans no less often than annually. In May 2024, the Compensation Committee met with the Company’s CRO, CHRO and Chief Legal Officer to discuss, evaluate and review all of the Company’s incentive compensation plans. The Compensation Committee and CRO identified potential risks posed to the Company and risk mitigating factors within the plans. Based on input regarding long-term and short-term risks to the Company, the Compensation Committee ensured the plans include guiding principles, limitations on eligibility, clawbacks and other features, as necessary, to focus employees on long-term value creation rather than short-term results. Based on its most recent review of the compensation plans, an evaluation of the amount of payments made and the number of employees eligible for each plan, and discussions with the Company’s senior risk officers regarding the potential risks and how those risks are limited for each plan, the Compensation Committee determined that none of the Company’s compensation programs are reasonably likely to have a material adverse effect on the Company.

2025 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC, and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee

Robert Latta (Chair)

Mary Chris Jammet

Marianne Boyd Johnson

Bryan Segedi

Donald Snyder

54	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Tables

Summary Compensation Table

The following table provides NEO compensation information for each of the past three fiscal years and only for those years that these individuals were considered NEOs. The column entitled “Salary” discloses the amount of base salary earned by each NEO during the year, including amounts earned from Company subsidiaries. The column entitled “Stock Awards” discloses the fair value of an award of stock measured in dollars and calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The column entitled “Non-Equity Incentive Plan Compensation” discloses payments made under the Western Alliance Bancorporation Annual Bonus Plan.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in pension value and nonqualified deferred compensation earnings ($) (3)	All Other Compensation ($) (4)	Total ($)

KENNETH VECCHIONE	2024	1,500,000		5,920,833	2,745,000		109,327	10,275,160
Chief Executive Officer	2023	1,400,000		5,765,512	1,491,000		95,517	8,752,029
	2022	1,300,000		4,802,343	2,028,000		64,835	8,195,178
DALE GIBBONS	2024	875,231		3,322,588	1,282,560		114,214	5,594,593
Vice Chairman and	2023	835,386		2,644,752	712,412		105,710	4,298,260
Chief Financial Officer	2022	790,418		2,370,228	822,035		103,527	4,086,208
STEVE CURLEY	2024	591,058		1,776,896	867,600		48,675	3,284,229
Chief Banking Officer –	2023	522,156		1,216,632	371,048		38,496	2,148,332
National Business Lines	2022	489,728		1,137,096	407,454		38,707	2,072,985
TIM BRUCKNER	2024	591,058		1,699,708	867,600		45,197	3,203,563
Chief Banking Officer –	2023	517,500		1,110,801	368,325		36,641	2,033,267
Regional Banks	2022	451,782		820,921	422,868		36,882	1,732,453
TIM BOOTHE	2024	522,019		1,042,884	611,373	258,406	40,769	2,475,451
Chief Administration	2023	495,962		714,143	352,617	444,045	39,633	2,046,400
Officer	2022	459,522		738,728	382,322	343,490	40,257	1,964,319

(1)

Stock awards consisted of restricted stock (RSAs), restricted stock units (CSRUs and DSUs) and performance-based stock units (PSUs). The amounts disclosed represent the aggregate grant date fair value of equity awards granted during the applicable fiscal year and computed in accordance with FASB ASC Topic 718 at the target level of payout. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual value that will be recognized as income by each of the NEOs when received. For additional information with respect to the fair value of equity awards granted in 2024, please refer to the footnotes to the Grants of Plan-Based Awards During 2024 table.

For 2024, the aggregate grant date fair value of equity awards reported reflects the grant date fair value of PSUs plus the grant date fair value of time-vested RSA, CSRU and DSU awards granted to the NEOs. The grant date fair value of the relative ROE portion of the PSUs at the maximum level of achievement is $3,841,089 for Mr. Vecchione, $2,028,141 for Mr. Gibbons, $1,177,929 for Mr. Curley, $1,126,772 for Mr. Bruckner and $691,398 for Mr. Boothe. The Grants of Plan-Based Awards During 2024, Outstanding Equity Awards at Fiscal Year End and the Stock Vested and Options Exercised in 2024 tables include additional information with respect to all awards outstanding as of December 31, 2024, or vesting during 2024. Each participant that received a PSU award was awarded a specific number of target units that will be earned by the participant at the end of a three-year performance period based on the Company’s relative ROE and relative TSR. Please refer to the “Long-Term Equity Incentive Compensation” section of the CD&A in this proxy statement for more details regarding our equity compensation program.

(2)

The amounts in this column reflect cash awards earned under the 2024 Annual Bonus Plan, which is discussed in more detail under the section entitled "2024 Annual Bonus Determination.” The amounts reported for fiscal year 2024 were based on fiscal year 2024 performance and paid to all of the NEOs in March 2025. The Non-Equity Incentive Plan Compensation was fully payable as of December 31, 2024.

2025 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

(3)

The amounts shown in this column represent the aggregate change in actuarial present value of accumulated pension benefits for the NEO participating in the Company’s Supplemental Early Retirement Plan (“SERP”). The SERP was assumed in the acquisition of Bridge Capital Holdings on June 30, 2015 and, therefore, the only named executive officer participating in the SERP is Mr. Boothe. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including years of service, earnings and actuarial assumptions. A discount rate of 5.22% was used to determine the present value of the accumulated benefit. The Company has not provided above-market or preferential earnings on non-qualified deferred compensation under its Restoration Plan and, accordingly, no such amounts are reflected in this column.

(4)

The amounts in this column summarize the amounts included in the “Other Compensation Table for Fiscal Year 2024” table that follows, which reflects the types and dollar amounts of perquisites and other personal benefits, and other compensation items provided to the NEOs during fiscal year 2024.

As of the end of 2024, Mr. Vecchione was on a temporary medical leave of absence and as of December 16, 2024, Mr. Gibbons served as interim Chief Executive Officer. Mr. Gibbons received no additional compensation in 2024 related to these duties. As of April 15, 2025, Mr. Vecchione was reappointed as Chief Executive Officer and resumed his duties.

Other Compensation Table for Fiscal Year 2024

Name	Registrant Contributions to 401(k) and Restoration Plans ($) (1)	Registrant Contributions to Restoration Plans ($) (2)	Dividends on Restricted Shares ($)	Car Allowance ($)	Tax on Award ($) (3)	Total ($)

VECCHIONE	14,464	—	82,863	12,000	—	109,327
GIBBONS	13,459	49,011	39,744	12,000	—	114,214
CURLEY	17,250	—	18,732	12,000	693	48,675
BRUCKNER	15,747	—	17,449	12,000	—	45,196
BOOTHE	17,250	—	11,519	12,000	—	40,769

(1)

In 2024, the Company matched 100% of the executive’s first 5% of compensation contributed to each plan. Each executive is fully vested in his contributions. Earnings are calculated based on employees’ election of investments, and distributions are made at the normal retirement date, termination of employment, disability or death.

(2)	For information on the Company’s contributions to the Restoration Plan, see the Nonqualified Deferred Compensation Table and accompanying narrative below.
(3)	In 2024, Mr. Curley received a team award; this value reflects the imputed taxes.

56	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2024

The following table contains information about estimated payouts under non-equity incentive plans and long-term equity incentive awards made to each NEO during 2024.

•	“ABP” is the annual incentive cash award payable pursuant to our 2024 Annual Bonus Plan.
•	“PSUs” are performance-based stock unit awards subject to performance-based vesting.
•	“RSAs” are restricted stock awards subject to time-based vesting.
•	"CSRUs" are cash settled restricted stock units subject to time-based vesting.
•	"DSUs" are the Hold to Retirement Deferred Stock Units that are subject to both time-based vesting and deferred payment.

For a more complete understanding of the table, please read the related narrative on the following page.

	Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	($)

KENNETH VECCHIONE
ABP		1,440,000	2,250,000	4,162,500
DSU	6/17/2024							33,496	2,000,046
CSRU	2/6/2024							19,417	1,125,000
PSU	2/6/2024				16,181	32,361	64,722		2,020,783
RSA	2/6/2024							12,945	750,033
DALE GIBBONS
ABP		675,840	1,056,000	1,953,600
DSU	6/17/2024							20,935	1,250,029
CSRU	2/6/2024							10,252	594,000
PSU	2/6/2024				8,544	17,087	34,174		1,066,998
RSA	2/6/2024							6,835	396,020
STEVE CURLEY
ABP		460,800	720,000	1,332,000
DSU	6/17/2024							9,630	575,007
CSRU	2/6/2024							5,955	345,000
PSU	2/6/2024				4,962	9,924	19,848		619,704
RSA	2/6/2024							3,970	230,022
TIM BRUCKNER
ABP		460,800	720,000	1,332,000
DSU	6/17/2024							9,212	550,049
CSRU	2/6/2024							5,695	330,000
PSU	2/6/2024				4,747	9,493	18,986		592,790
RSA	2/6/2024							3,798	220,056
TIM BOOTHE
ABP		336,000	525,000	971,250
DSU	6/17/2024							5,653	337,541
CSRU	2/6/2024							3,495	202,500
PSU	2/6/2024				2,913	5,825	11,650		363,742
RSA	2/6/2024							2,330	135,000

2025 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

Non-Equity Incentive Plan Awards (Columns 3-5) The amounts reported in these columns reflect threshold, target and maximum award amounts for fiscal year 2024 pursuant to the 2024 Western Alliance Bancorporation Annual Bonus Plan, which is a performance-based compensation plan. The actual amounts earned by each NEO pursuant to such plan are set forth in the Non-Equity Incentive Compensation Column of the Summary Compensation Table.

Equity Incentive Plan Awards (Columns 6-8) The amounts reported in these columns reflect threshold, target and maximum award amounts for the 2024-2026 performance cycle pursuant to the PSUs issued as part of our 2024 annual equity awards. The actual amounts, if any, earned by each NEO pursuant to such awards are determined by the Compensation Committee at the end of the three-year performance cycle and are based on the Company’s relative ROE and relative TSR during the performance period.

Stock Awards (Column 9) The amounts reported in the 9th column reflect the number of shares underlying restricted stock and restricted stock unit awards that were granted as part of our 2024 annual equity awards. These are time-vested awards which (1) for RSAs will vest 50% on the second and third anniversaries of the grant date; (2) for CSRUs will vest and pay monthly during the 36-month period from March 2024 through February 2027; and (3) for DSUs will vest at the later of the first anniversary of the grant date and the executive’s attainment of the age and service requirements for qualified retirement (or earlier in case of death or disability).

Grant Date Fair Value (Column 10) In the case of PSUs issued as part of our 2024 annual equity awards, the grant date fair value is calculated in accordance with FASB ASC Topic 718 for awards with both a market and performance condition. The fair value for the EPS portion of the awards is based on the closing stock price on the grant date adjusted for the lack of dividend rights and the target number of shares, which the company currently estimates as a probable outcome. The fair value for the relative TSR portion of the awards is determined on the grant date using a Monte Carlo simulation. The fair value for each component is calculated independently of one another. Depending on whether or to what extent the respective performance criteria are met, the number of shares for which the performance units are settled may range from zero to 200%.

58	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information concerning outstanding stock awards and unvested RSAs, PSUs, CSRUs and DSUs held by each NEO as of December 31, 2024. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. We computed the market value of stock awards by multiplying the closing market price of our stock on December 31, 2024 ($83.59), by the number of shares of unvested stock.

			Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

KENNETH VECCHIONE	6/17/2024	33,496	2,799,931
	2/6/2024	12,945	1,082,073	64,722	5,410,112
	2/7/2023	34,732	2,903,248	17,366	1,451,582
	2/8/2022	7,936	663,370	7,936	663,328
	4/6/2022			21,348	1,784,438
DALE GIBBONS	6/17/2024	20,935	1,749,957
	2/6/2024	6,835	571,338	34,174	2,856,605
	2/7/2023	15,932	1,331,756	7,966	665,878
	2/8/2022	3,907	326,586	9,767	816,382
STEVE CURLEY	6/17/2024	9,630	804,972
	2/6/2024	3,970	331,852	19,848	1,659,094
	2/7/2023	7,329	612,631	3,665	306,316
	2/16/2022	1,273	106,410	1,273	106,368
	2/8/2022			4,884	408,212
TIM BRUCKNER	6/17/2024	9,212	770,031
	2/6/2024	3,798	317,475	18,986	1,587,040
	2/7/2023	6,692	559,384	3,346	279,650
	2/8/2022	1,221	102,063	3,663	306,190
TIM BOOTHE	6/17/2024	5,653	472,534
	2/6/2024	2,330	194,765	11,650	973,824
	2/7/2023	4,302	359,604	2,151	179,802
	2/8/2022	1,099	91,865	3,296	275,513

(1)

RSAs granted in 2022, 2023 and 2024 vest in two equal annual installments on the 2nd and 3rd anniversaries of the grant date. CSRUs granted in 2024 vest in 36 monthly installments from March 2024 through February 2027. DSUs granted in 2024 vest at the later of the first anniversary of the grant date and the executive’s attainment of the age and service requirements for qualified retirement (or earlier in case of death or disability).

(2)

Based on performance through the end of 2024, amounts shown represent the Company achieving 0% payout for the PSUs granted in 2022 and achieving target performance goals for the PSUs granted in 2022 (including the 2022 special retention awards) and 2023. PSUs vest and pay out after the end of the applicable performance period (after performance results are determined and no later than March 15).

2025 PROXY STATEMENT	59

EXECUTIVE COMPENSATION

Stock Vested and Options Exercised in 2024

The following table provides information concerning the vesting of stock awards during 2024 for each of the NEOs on an aggregate basis. The table reports the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock. For stock awards that vested in 2024, the aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of our common shares on the vesting date. Information regarding exercises of stock options has been omitted because no stock options were exercised by NEOs during 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

KENNETH VECCHIONE	46,435	2,321,329

DALE GIBBONS	17,454	882,531

STEVE CURLEY	7,332	454,763

TIM BRUCKNER	6,924	427,087

TIM BOOTHE	6,232	384,402

Pension Benefits for 2024

While we do not offer any pension benefits for any of our employees, we do maintain the Bridge Bank, National Association SERP in which Mr. Boothe participates. The following table sets forth information regarding pension benefits accrued during the last fiscal year for Mr. Boothe. None of our other NEOs accrued any pension benefits in 2024.

	Pension Benefits Table
Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)

TIM BOOTHE	SERP	24	2,578,611	—

(1)

The figures shown are determined as of the plan’s measurement date during 2024 under FASB ASC Topic 715, Retirement Benefits, for purposes of our audited financial statements. The Company used a 5.22% discount rate with 24 years of credited service to determine the present value of the accumulated benefit as of December 31, 2024. The benefit amount is calculated as a percentage of the final three full calendar years average compensation multiplied by the fraction (not more than 1) of years of service over the accrual years threshold. The benefits are fully vested over 10 years of service, and they are payable in 15 annual installments, starting upon retirement at normal retirement age, which is age 65 (or age 62 if employee’s years of service are in excess of the accrual years threshold). Benefits will be actuarially reduced upon retirement at an age that is earlier than the normal retirement age. Mr. Boothe is 100% vested in his benefits as of December 31, 2024: he has well over 10 years of service (greater that the 10 years accrued threshold specified in the SERP) and his normal retirement age, therefore, is 62.

Nonqualified Deferred Compensation in 2024

The Company sponsors the Restoration Plan, a non-qualified deferred compensation plan available only to certain executives. Under the 401(k) Plan, there is a statutory limit on the amount of compensation that can be taken into consideration in determining participant contributions and the Company’s matching contributions. The Restoration Plan allows participants to contribute 6% of their base salary and bonus compensation payable under the Annual Bonus Plan, without regard to the statutory compensation limit, but offset by participant contributions actually made under the 401(k) Plan. The Company makes matching contributions of 50% of the deferred amount up to 3% of all compensation as offset by the amount of matching contributions made on the participant’s behalf under the 401(k) Plan.

60	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

The following table provides information with respect to the Restoration Plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. The column “Executive Contributions in 2024” indicates the aggregate amount contributed to such plans by each NEO during 2024. In 2024, no NEO received preferential or above-market earnings on deferred compensation, and no withdrawals or distributions were made.

Name	Executive Contributions in 2024 ($)	Registrant Contributions in 2024 ($) (1)	Aggregate Earnings in 2024 ($)	Aggregate Balance at 12/31/24 ($)

KENNETH VECCHIONE	—	—	—	—

DALE GIBBONS	98,022	49,011	71,259	1,439,212

STEVE CURLEY	—	—	—	—

TIM BRUCKNER	—	—	—	—

TIM BOOTHE	—	—	—	—

(1)	Amounts in this column are included in the Summary Compensation Table, in the “All Other Compensation” column, and as a portion of the “Registrant Contributions” column in footnote (3) to that table.

CEO Pay Ratio

We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The Compensation Committee reviewed a comparison of CEO pay to the pay of all our employees in 2024. The compensation for our CEO in 2024 was approximately 92 times the pay of our median employee.

92:1 CEO Pay Ratio

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining the total compensation for all individuals, excluding Mr. Vecchione, who were employed by us on December 1, 2024. To determine total compensation, we used: (1) the W-2 Gross Wages amount for all active employees who were employed during the entire 2024 calendar year; and (2) the annualized gross compensation amount for mid-year hires using December 1, 2024, payroll data. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not include retired employees or employees on long term leaves of absence who may have received compensation during the course of the year. We did not make any assumptions, adjustments, or estimates with respect to total cash or equity compensation, other than annualizing the compensation for any active employees that were not employed by us for all of 2024.

After identifying the median employee based on total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2024 Summary Compensation Table in this proxy statement.

Accordingly, our median employee for 2024 received total compensation in the amount of $112,120, whereas our CEO’s total compensation for 2024 totaled $10,275,160, such that our 2024 CEO to median employee pay ratio was approximately 92:1.

2025 PROXY STATEMENT	61

EXECUTIVE COMPENSATION

Pay Versus Performance

The following table and supporting narrative contain information regarding "compensation actually paid" to our NEOs for each of the indicated fiscal years ended on December 31, and the relationship to company performance.

Pay Versus Performance Table

			Average Summary Compensation Table Total	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)	for Non- PEO Named Executive Officers ($) (2)	to Non-PEO Named Executive Officers ($) (2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)	Net Income ($M)	Return on Equity (4)

2024	$10,275,160	$15,081,111	$3,639,459	$5,020,910	$163	$131	$788	12.2%

2023	$8,752,029	$3,865,078	$2,631,565	$1,430,971	$126	$116	$722	12.6%

2022	$8,195,178	$2,246,805	$2,463,991	$909,058	$110	$116	$1,057	20.7%

2021	$7,323,619	$21,611,192	$2,906,340	$7,042,849	$196	$125	$899	22.3%

2020	$6,270,271	$8,327,177	$2,695,393	$3,406,782	$108	$91	$507	16.1%

(1)
Reflects compensation for our CEO, Kenneth Vecchione, who served as our Principal Executive Officer (PEO) in 2020, 2021, 2022, 2023 and 2024. Mr. Vecchione was on a medical leave of absence for the final 20 days of 2024 and Mr. Gibbons was appointed interim Chief Executive Officer on December 16, 2024. Mr. Gibbons received no additional compensation for this interim role during those few days at the end of 2024 and, therefore, the information in this table reflects only the compensation of Mr. Vecchione.
(2)
Reflects compensation for Dale Gibbons, Randall Theisen, Timothy Boothe, and Robert Sarver in 2020; Dale Gibbons, Randall Theisen, Timothy Boothe, and Robert Sarver in 2021; and Dale Gibbons, Timothy Boothe, Tim Bruckner, and Steve Curley in 2022, 2023 and 2024, as shown in the Summary Compensation Table for each respective year.
(3)
Peer Group used for TSR comparisons reflects the KBW Regional Banking Index.
(4)
Reflects the Company's comparative return on equity with CET1 ratio governor.

62	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

To calculate “compensation actually paid” to our PEO and non-PEO NEOs the following adjustments were made to Summary Compensation Table total pay:

	2024
Adjustments	PEO	Avg. Non-PEO NEOs

Summary Compensation Total	$10,275,160	$3,639,459

Deduction for amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for applicable FY	$(5,920,833)	$(1,960,519)

Increase in fair value of awards granted during applicable FY that remain unvested as of applicable FY end, determined as of applicable FY end	$8,929,965	$2,954,154

Change in fair value of awards granted during prior FY that were outstanding and unvested as of applicable FY end, determined based on change in fair value from prior FY end to applicable FY end	$2,013,649	$496,769

Change in fair value of awards granted during prior FY that vested during applicable FY, determined based on change in fair value from prior FY end to vesting date	$(216,830)	$(44,351)

Reduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT for applicable FY	$—	$(64,602)

Total adjustments	$4,805,951	$1,381,451

Compensation Actually Paid	$15,081,111	$5,020,910

The equity awards included above comprise PSUs, RSAs, CSRUs and DSUs from 2021 through 2024.

The amounts are based on the fair value of the equity awards as of the applicable year end or vesting date as required by SEC rules. Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. RSAs, CSRUs and DSUs are valued based on the stock price on the relevant measurement date. PSUs are adjusted to reflect an accrued payout factor consistent with assumptions used for ASC 718 purposes, and the stock price on the relevant measurement date.

2025 PROXY STATEMENT	63

EXECUTIVE COMPENSATION

Compensation Actually Paid Versus Company Performance

The following charts provide a visual description of the relationships between “compensation actually paid” to our PEO, and the average for our non-PEO NEOs, to aspects of the Company’s financial performance as included in the Pay Versus Performance Table on the prior pages.

PEO and average non-PEO NEO CAP vs Company TSR and KBW Index

PEO and average non-PEO NEO CAP vs GAAP Net Income

PEO and average non-PEO NEO CAP vs Return on Equity

64	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Tabular List of Company Performance Measures

The following table alphabetically lists the measures we believe are most important in linking compensation actually paid to company performance during 2024.

(1) Adjusted EPS

(2) Comparative ROE

(3) Net Charge-Off Ratio

(4) Non-Credit Enhanced Deposit Growth

(5) Organic Loan Growth

(6) Operating Noninterest Income

(7) Relative TSR

Further details on these measures and how they feature in our compensation plans can be found in our Compensation Discussion and Analysis, pages 38-53.

Potential Payments upon Termination or Change in Control

The Company sponsors the amended and restated Western Alliance Bancorporation Severance and Change in Control Plan (the “Severance Plan”). Under the Severance Plan, certain executives, including the Company’s NEOs, who are designated by the Board and who enter into individual participation agreements are eligible to participate in the Severance Plan and to receive severance and certain other payments under the circumstances set forth in the Severance Plan. All current NEOs are eligible for severance benefits payable pursuant to the Severance Plan, subject to execution and the conditions provided therein.

The Severance Plan generally provides that severance benefits will be paid upon:

•

the termination of an executive’s employment for unsatisfactory work performance (as defined in the Severance Plan, “Poor Performance”) that does not provide grounds for termination with Cause (as defined in the Severance Plan);

•	the termination of an executive’s employment without Cause (other than a termination for Poor Performance) by the Company or an Affiliate (as defined in the Severance Plan;
•

a retirement at or after age sixty with at least ten years of continuous service (as defined under the Company’s Amended and Restated 2005 Stock Incentive Plan (the "Stock Incentive Plan")) (a “Qualified Retirement”); and

•

the termination of an executive’s employment without Cause (other than a termination for Poor Performance) or by the executive for Good Reason (as defined in the Severance Plan), in either case within the twenty-four month period following a Transaction Event (as defined below) (a “Transaction Event Termination”).

Under the Severance Plan, in the event of a qualifying termination of employment in any of the circumstances described above, and contingent upon the executive’s execution of a binding release agreement and waiver of claims, the executive will be entitled to receive Accrued Benefits (as defined in the Severance Plan), payable in accordance with the Company’s normal payroll practice, and the severance and other payments set forth in the Severance Plan. Following a termination for Poor Performance, the executive will receive a lump sum cash payment in an amount equal to nine months of the executive’s annual base salary for the year in which the termination occurs. Following a termination without Cause (other than a termination for Poor Performance), the executive will receive (i) a lump sum cash payment in an amount equal to one-and-a-half times the executive’s annual base salary for the year in which the termination occurs, plus (ii) a lump sum payment in an amount equal to the sum of (A) any annual bonus earned in the plan year prior to the plan year in which the termination occurs and (B) the greater of a pro rata amount of a target annual bonus for the year in which the termination occurs or an amount equal to the average incentive bonus paid to the executive over the last three completed calendar years, based on the number of days elapsed in the year the termination occurs, plus (iii) a lump sum cash payment in an amount equal to the Company’s portion of premiums paid for continuation coverage for up to twenty-four months following termination of employment pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. Following a Qualified Retirement, the executive will be entitled to receive a lump sum cash payment of a pro rata amount of the executive’s annual bonus for the year in which the Qualified Retirement occurs, based on the Company’s actual projected performance at the time of the Qualified Retirement.

2025 PROXY STATEMENT	65

EXECUTIVE COMPENSATION

With respect to a Transaction Event Termination, pursuant to the Severance Plan, a Transaction Event is defined as:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;
•	a sale of all or substantially all of the assets of the Company to another person or entity; or
•

any transaction (including a merger or reorganization, in which the Company is the surviving entity), which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 40% or more of the combined voting power of all classes of stock of the Company, including where, for the avoidance of doubt, a majority of the individuals who constitute the Board and the Company’s Officers immediately prior to the Merger of Equals remain in effective control of the Company following the Merger of Equals.

Severance benefits in the event of a Transaction Event consist of:

•

a single lump sum cash severance payment in an amount equal to the sum of (i) two times the executive’s base salary, and (ii) two times the executive’s annual bonus amount (other than Mr. Vecchione, whose severance multiple is three times the sum of his base salary plus annual bonus);

•	payment of any annual bonus that the executive earned in the prior year, but which was unpaid as of the executive’s separation from service;
•

to the extent the executive had any outstanding equity awards at the time of executive’s separation from service, the Company shall provide that the equity awards shall receive the same vesting treatment as provided under the executive’s participation agreement as if the executive’s separation from service had occurred immediately following a Transaction Event, with the date of the Transaction Event serving as the date the executive is deemed to have incurred a separation from service for purposes of determining any vesting in connection therewith;

•	payment of a pro rata amount of the executive’s target annual bonus amount for the year in which the executive’s separation from service occurs, based on the number of days elapsed in the year; and
•	payment of the Company’s portion of the cost of continuing coverage under the Company’s group health benefit plan for the executive and the executive’s family for a period of up to 24 months.

If any amount or benefits to be paid or provided to an executive under the Severance Plan or any other arrangement would trigger the excise tax imposed on “excess parachute payments,” the executive’s payments and benefits will be reduced to one dollar less than the amount that would cause the payments and benefits to be subject to the excise tax, unless the executive would be better off (on an after-tax basis) receiving all payments and benefits and paying all applicable excise and income taxes.

The payment of benefits under the Severance Plan is conditioned upon the executive executing a general release in favor of the Company and is subject to the terms of the non-competition, non-solicitation and confidentiality covenants agreed to between each executive and the Company.

The Stock Incentive Plan provides for the treatment of outstanding options and shares of restricted stock upon the occurrence of a Change in Control. In the event of a Change in Control, unless the successor entity or a parent or subsidiary thereof has agreed in writing to assume or continue the Company’s outstanding restricted stock awards or to substitute new awards to replace such outstanding awards of the Company, then the outstanding unvested restricted stock awards will vest in full, and the Board of Directors may elect, in its sole discretion, either to provide that all restricted stock will be exercisable for a period of 15 days prior to, and contingent upon, the consummation of the Corporate Transaction or to cancel any outstanding restricted stock in exchange for an amount of cash or securities. With respect to performance shares, the stock unit agreements provide that, in the event of a Change in Control, the vesting of the 2023, 2024 and 2025 performance shares shall be determined based on performance for the portion of the performance period that elapsed prior to the Change in Control.

Under the Restoration Plan, the Company’s matching contribution in the executive’s account (and all earnings thereon) will become 100% vested immediately (if not already vested) upon a change in control of the Company.

Assuming a change in control or other vesting event occurred on December 31, 2024, the vesting benefit pursuant to the Restoration Plan to each NEO would have been $1,439,212 for Mr. Gibbons, and $0 for the CEO and other NEOs.

66	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

The table below reflects the amount of compensation that would have become payable to each of our NEOs under then existing plans if the NEO’s employment had been involuntarily terminated or the NEO resigned for Good Reason immediately following a Change in Control on December 31, 2024. The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a Change in Control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for performance units, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

Name	Cash Severance ($)	Bonus ($)	Stock Awards ($)	Welfare & Other Benefits ($)	Total ($)

KENNETH VECCHIONE	4,500,000	2,745,000	17,594,488	34,892	24,874,380

DALE GIBBONS	1,760,000	1,282,560	8,762,380	12,947	11,817,887

STEVE CURLEY	1,200,000	867,600	3,780,050	34,885	5,882,535

TIM BRUCKNER	1,200,000	867,600	4,166,687	22,931	6,257,218

TIM BOOTHE	1,050,000	611,373	2,698,086	34,876	4,394,335

Cash Severance (Column 2) The cash severance amount upon a change in control termination for all NEOs other than Mr. Vecchione represents a lump sum payment equal to the sum of (i) two times the NEO’s base salary as of December 31, 2024, and (ii) two times the NEO’s annual bonus. Mr. Vecchione’s cash severance multiple is three times. Annual bonus for purposes of cash severance is calculated as the greater of (i) NEO’s target incentive bonus amount as set by the Compensation Committee or (ii) an amount equal to the average incentive bonus paid to the NEO over the last three (3) completed calendar years.

Bonus (Column 3) The bonus amount represents the pro-rata payment of the annual bonus based on the number of days that the NEO was employed by the Company during the fiscal year. Because we have assumed that the applicable termination of employment occurred on the last day of our 2024 fiscal year, the amounts reported in this column represent the full annual bonus award payable to each NEO for 2024.

Stock Awards (Column 4) The amounts reported represent the value that would have been attained upon the full vesting of all unvested restricted stock and performance share awards held by the NEO as of December 31, 2024. Amounts attributable to performance shares reflect vesting of 2022 performance share awards based on achievement of 0% of target and assume that the 2023 and 2024 performance shares would have vested at target performance. The value of each share of restricted stock and performance share subject to accelerated vesting is equal to our common stock’s closing market price per share of $83.59 on December 31, 2024.

Welfare & Other Benefits (Column 5) Represent the lump sum amount equal to the Company portion of the cost of continuing coverage under the Company’s group health benefits plan for the NEO and the NEO’s family (if the NEO qualifies for and elects that coverage) for a period of up to twenty-four (24) months. Amounts are based on premiums paid on the executive’s behalf in 2024.

2025 PROXY STATEMENT	67

EXECUTIVE COMPENSATION

Non-Change in Control Severance

The table below reflects the amount of compensation that would have become payable to each of our NEOs under the existing plans if the NEO’s employment had been involuntarily terminated without Cause (other than a termination for Poor Performance) prior to a Change in Control on December 31, 2024. Upon an involuntary termination for Poor Performance, the Company shall make a lump sum cash severance payment to the NEO in an amount equal to nine months of the NEO’s Base Salary in effect at the time of the termination, resulting in payment of $1,125,000 to Mr. Vecchione, $660,000 to Mr. Gibbons, $450,000 to Mr. Curley, $450,000 to Mr. Bruckner and $393,750 to Mr. Boothe.

	Non-CIC Cash Severance ($)	Bonus ($)	Stock Awards ($)	Welfare & Other Benefits ($)	Total ($)

KENNETH VECCHIONE	2,250,000	2,250,000	2,114,994	34,892	6,649,886

DALE GIBBONS	1,320,000	1,056,000	992,464	12,947	3,381,411

STEVE CURLEY	900,000	720,000	412,726	34,885	2,067,611

TIM BRUCKNER	900,000	720,000	381,756	22,931	2,024,687

TIM BOOTHE	787,500	525,000	271,668	34,876	1,619,044

Cash Severance (Column 2) The cash severance amount upon an involuntary termination prior to a change in control (without Cause) for all NEOs represents a lump sum payment equal to one and one-half times the NEO’s base salary as of December 31, 2024.

Bonus (Column 3) The bonus amount represents a pro rata amount of the NEO’s target annual bonus for the Plan Year in which the Executive’s Separation from Service occurs, based on the number of days elapsed in the Plan Year as of the Executive’s Separation from Service. Target annual bonus for purposes of cash severance is calculated as the greater of (i) NEO’s target incentive bonus amount as set by the Compensation Committee or (ii) an amount equal to the average incentive bonus paid to the NEO over the last three (3) completed calendar years.

Stock Awards (Column 4) The amounts reported represent equity awards outstanding upon an involuntary termination prior to a change in control (without Cause) as of December 31, 2024. All equity awards, whether subject to time-based or performance-based vesting, shall continue to vest as if the NEO had remained employed through the one-year anniversary of the date of the NEO’s termination. Amounts attributable to performance shares reflect the actual achievement of 0% for the 2022 performance share awards. The value of each share of restricted stock and performance share subject to accelerated vesting is equal to our common stock’s closing market price per share of $83.59 on December 31, 2024.

Welfare & Other Benefits (Column 5) Represent the lump sum amount equal to the Company portion of the cost of continuing coverage under the Company’s group health benefits plan for the NEO and the NEO’s family (if the NEO qualifies for and elects that coverage) for a period of up to 24 months. Amounts are based on premiums paid on the executive’s behalf in 2024.

68	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Employment, Noncompetition and Indemnification Agreements

Employment Agreements

In 2022, the Company entered into a Letter Agreement with Mr. Vecchione, which governed the terms of his employment with the Company through 2024 and the letter agreement has expired on its own terms. The Letter Agreement provided that Mr. Vecchione will continue as CEO of the Company through 2024, reporting directly to the Board of Directors. Additionally, the Letter Agreement provides for an annual base salary of $1,500,000 in 2024. The Letter Agreement further provided for annual grants of performance-based stock units and restricted stock equal to the total dollar amount at the time of the awards of $3,750,000 in 2024, and participation rights in the Company’s bonus and incentive plans. Under the terms of the Letter Agreement, Mr. Vecchione participated in the Company’s Annual Bonus Plan with a target of 150% of his then-current salary, and Mr. Vecchione was entitled to participate in all employee benefit plans, practices, and programs maintained by the Company. The Letter Agreement concluded after the terms of the 2024 provisions were executed. Without a formal letter agreement in place, the Board retains greater flexibility to adjust Mr. Vecchione’s compensation structure based on performance, market conditions, and business needs without being contractually bound to fixed terms.

Noncompetition Agreements

In order to be eligible to receive benefits under the Severance Plan, each NEO must comply with the confidentiality, non-solicitation and non-disparagement covenants set forth in the Severance Plan. In addition, an executive whose employment terminates due to a Qualified Retirement or a Change in Control Termination must also comply with the non-competition covenants set forth in the Severance Plan.

In addition to the non-competition terms described above, in connection with the annual restricted stock unit grants received by the executive officers, the stock agreements related thereto each contain certain non-solicitation and confidentiality covenants pursuant to which the executive agrees not to disclose confidential Company information at any time and not to solicit our employees or customers for a period of one year following termination of employment.

Indemnification Agreements

The Company has entered into indemnification agreements with each of the Company’s directors and executive officers that provide contractual assurance of the indemnification authorized and provided for by the Certificate of Incorporation and Bylaws and the manner of such indemnification.

2025 PROXY STATEMENT	69

EXECUTIVE COMPENSATION

Certain Transactions with Related Parties

The Company and its banking subsidiaries have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors, officers, and principal stockholders of the Company and its subsidiaries (and their associates), including corporations, partnerships, and other organizations in which such persons have an interest.

Each of Messrs. Vecchione, Gibbons and Boothe have family members employed by the Company. These employment relationships are overseen by executives other than Messrs. Vecchione, Gibbons and Boothe and are subject to Governance Committee oversight, pursuant to the Company’s Related Party Transactions Policy.

From time to time, the Bank makes loans to its directors and executive officers and related persons and entities. All of the foregoing loans (a) were made in compliance with Regulation O promulgated by the Federal Reserve Board; (b) were made in the ordinary course of business; (c) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (d) did not involve more than the normal risk of collectability or present other unfavorable features.

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this proxy statement, there were no transactions during our fiscal year ended December 31, 2024, and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 in which any director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Policies and Procedures Regarding Transactions with Related Persons

In February 2025, the Board of Directors completed its annual review and approval of its Related Party Transactions Policy (“Policy”) that can be found in the Corporate Governance & Business Ethics section under Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

The Policy applies only to specific transactions or arrangements with specified related parties, which includes the Company’s directors, executive officers, beneficial owners of 5% of more of the Company’s voting securities, related entities, and immediate family members of the foregoing. In general, under the Policy, unless the transaction is deemed to be pre-approved under the Policy, every transaction involving a related party that involves amounts greater than $120,000 must be approved by the Governance Committee. The Governance Committee will review all of the relevant facts and circumstances of all related party transactions that require the Governance Committee’s approval and either approve or disapprove of the entry into the related party transaction. In determining whether to approve or ratify a related party transaction, the Governance Committee will take into account, among other factors it deems appropriate: (1) whether the transaction was undertaken in the ordinary course of business of the Company, (2) whether the related party transaction was initiated by the Company, a subsidiary or the related party, (3) whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (4) the purpose of, and the potential benefits to the Company of, the related party transaction, (5) the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party, (6) the related party’s interest in the related party transaction, and (7) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction. The Governance Committee may approve the related party transaction only if the Governance Committee determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its stockholders. The Governance Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the related party transaction.

In accordance with Federal Reserve Board Regulation O, the Bank subsidiary has adopted a formal policy governing any extensions of credit to any executive officer, director or significant stockholder of the bank or any affiliate. These policies require, among other things, that any such loan (a) be made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with unrelated persons, (b) not involve more than the normal risk of collectability or present other unfavorable features for the Bank, and (c) be approved by a majority of the Bank’s full board of directors, without the direct or indirect participation of the interested person. Any transactions between the Company and an officer or director of the Company (or any of its affiliates), or an immediate family member of such an officer or director, falling outside the scope of these formal policies must be conducted at arm’s length. Any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances.

70	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth as of April 14, 2025 (except as noted), the record and beneficial ownership of the Company’s common stock by: (a) persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock; and (b) each director, director nominee and NEO. The ownership of all directors and executive officers (not just NEOs) as a group is provided at the bottom of the table.

The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each person. An asterisk represents less than one percent of the class. The Company knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of the Company’s common stock, except as set forth below.

Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (#)	Percent of Class (2)

Blackrock, Inc.(3)	10,145,727	9.17%
The Vanguard Group(4)	10,045,309	9.08%
T. Rowe Price Associates Inc.(5)	5,813,957	5.26%
Invesco Ltd.(6)	5,736,263	5.19%
State Street Corporation(7)	5,705,768	5.16%
BRUCE D. BEACH	57,711	*
TIMOTHY BOOTHE	63,527	*
TIM BRUCKNER	27,259	*
STEPHEN CURLEY	37,739	*
JUAN R. FIGUEREO	19,269	*
DALE GIBBONS (8)	296,971	*
HOWARD N. GOULD	50,429	*
GRETA GUGGENHEIM	5,861	*
CHRISTOPHER A. HALMY	5,861	*
MARY CHRIS JAMMET	5,861	*
MARIANNE BOYD JOHNSON	1,693,468	1.53%
MARY TUUK KURAS	11,691	*
ROBERT P. LATTA	45,271	*
ANTHONY T. MEOLA	10,900	*
BRYAN K. SEGEDI	19,419	*
DONALD D. SNYDER	104,055	*
KENNETH A. VECCHIONE	450,767	*
All directors and executive officers as a group (21 persons)	2,968,171	2.68%

* Less than 1%

(1)

In accordance with the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power and/or investment power with respect to the shares, or has a right to acquire beneficial ownership at any time within 60 days from April 14, 2025. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Shares subject to outstanding stock options and warrants, which an individual has the right to acquire within 60 days of April 14, 2025 (“exercisable stock options” and “exercisable warrants,” respectively), are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities. The business

2025 PROXY STATEMENT	71

EXECUTIVE COMPENSATION

address of each of the executive officers and directors is One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Telephone: (602) 389-3500.
(2)	Percentage calculated on the basis of 110,615,656 shares of common stock outstanding on April 14, 2025.
(3)

Based solely on information contained in Schedule 13G filed with the SEC on November 8, 2024. BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 9,896,014 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 10,145,727 shares, and shared dispositive power with respect to 0 shares. These shares may be owned by one or more of the following entities: BlackRock Life Limited; Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Funds Advisors (beneficially owns 5% or greater of the outstanding shares of the security class reported on the Schedule 13G); BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; SpiderRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; or BlackRock Fund Managers Ltd. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

(4)

Based solely on information contained in Amendment No.10 to Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 13, 2024, by The Vanguard Group Inc. (“Vanguard”). Vanguard has sole voting power with respect to 0 shares, shared voting power with respect to 57,172 shares, sole dispositive power with respect to 9,874,003 shares, and shared dispositive power with respect to 171,306 shares. Vanguard’s address is 100 Vanguard Blvd. Malvern, Pennsylvania 19355.

(5)

Based solely on information contained in Schedule 13G filed with the SEC on November 14, 2024. T. Rowe Price Associates, Inc. (“T. Rowe Price”) has sole voting power with respect to 5,732,345 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 5,813,957 shares, and shared dispositive power with respect to 0 shares. T. Rowe Price’s address is 100 E. Pratt Street, Baltimore, MD 21202.

(6)

Based solely on information contained in Schedule 13G filed with the SEC on February 7, 2025. Invesco Ltd. (“Invesco”) has sole voting power with respect to 5,649,39 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 5,736,263 shares, and shared dispositive power with respect to 0 shares. Invesco, in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own 5,736,263 shares of the Company which are held of record by clients of Invesco. These shares may be owned by one or more of the following entities: Invesco Advisers, Inc., Invesco Asset Management Limited, Invesco Investment Advisers LLC and Invesco Capital Management LLC. Invesco’s address is 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309.

(7)

Based solely on information contained in Schedule 13G filed with the SEC on February 5, 2025, State Street Corporation (“State Street”) has sole voting power with respect to 0 shares, shared voting power with respect to 643,809 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 5,705,768 shares. These shares may be owned by one or more of the following entities: SSGA Funds Management, Inc.; State Street Global Advisors Asia Limited; State Street Global Advisors Europe Limited; State Street Global Advisors Limited; State Street Global Advisors Trust Company; State Street Global Advisors, Australia, Limited; and State Street Global Advisors, Ltd. State Street’s address is One Congress Street, Suite 1, Boston, MA 02114. .

(8)	Mr. Gibbons’ share ownership includes 130,000 shares pledged or held in a margin account.

72	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. The Company prepares reports for such filings for the benefit of its directors and officers based on information supplied by them to the Company. Based solely on its review of such information and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2024, its directors and officers were in compliance with all applicable filings requirements.

2025 PROXY STATEMENT	73

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

As of December 31, 2024, there are no outstanding options under the Company’s Stock Incentive Plan (the only plan pursuant to which the Company issues equity awards). The amounts reflected in the table below represent both the total number of shares of common stock remaining available for future issuance under the Company’s Stock Incentive Plan and the outstanding options and shares assumed as part of the acquisition of Bridge Capital Holdings on June 30, 2015, which were issued pursuant to the now closed Bridge Capital Holdings’ 2006 Equity Incentive Plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders (1)	—	N/A	3,795,025

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	—	N/A	3,795,025

(1)	Shares issued in respect of these assumed options do not count against the share limits of the Stock Incentive Plan.

74	2025 PROXY STATEMENT

Proposal No. 2. Advisory (Non-Binding) Vote on Executive Compensation

Section 14A of the Exchange Act requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, no less than once every three years. Consistent with the desire of the Company’s stockholders expressed at the 2024 Annual Meeting of Stockholders to conduct the advisory vote on executive compensation annually, the Company has elected to provide for annual votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and other related tables and disclosures therein.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible interests of management and stockholders. Our Board of Directors believes that our compensation policies and practices achieve these objectives.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and Compensation Committee may consider the outcome of the vote when considering future executive compensation arrangements.

We anticipate that the next opportunity for our stockholders to cast an advisory (non-binding) vote on the compensation of our named executive officers will be at our 2026 Annual Meeting.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement (an advisory, non-binding “Say on Pay” resolution).

2025 PROXY STATEMENT	75

INDEPENDENT AUDITORS

Independent Auditors

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed RSM US LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2025, and the related internal controls over financial reporting, as of December 31, 2025. RSM US LLP has served as the independent auditor for the Company since 1994. Representatives of RSM US LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions posed by the stockholders.

Fees and Services

The following table shows the aggregate fees billed to the Company for professional services by RSM US LLP for fiscal years 2023 and 2024.

	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)

Audit Fees	3,840,950	3,647,366

Audit-Related Fees	61,950	58,800

Tax Fees	—	—

All Other Fees	222,187	244,734

Total	4,125,087	3,950,900

Audit Fees. Audit fees for both years include professional fees and costs associated with audits of consolidated financial statements and review of Form 10-K; SAS 100 reviews of interim financial information and related Forms 10-Q. Audit fees also include amounts related to debt and stock offering procedures.

Audit-Related Fees. Audit-related fees include audits of an employee benefit plan.

All Other Fees. Includes non-prohibited service organization control engagements provided to the Company by RSM US LLP which are not applicable to the first three categories.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve all audit and non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax, and other services provided by the independent auditors, which services are periodically reviewed and revised by the Audit Committee. The Audit Committee may delegate to its Chair the authority to pre-approve services of the independent auditors, provided that the Chair must report any such approvals to the full Audit Committee at its next scheduled meeting. All Audit and Audit-Related Fees described above were approved by the Audit Committee before services were rendered.

76	2025 PROXY STATEMENT

Proposal No. 3. Ratification of Appointment of the Independent Auditor

The Audit Committee has appointed the firm of RSM US LLP as the independent auditor to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2025, and the Company’s internal control over financial reporting as of December 31, 2025. Representatives of RSM US LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the appointment of the Company’s independent auditor is not required by our bylaws or otherwise, we are submitting the selection of RSM US LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for the Company.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent auditor.

2025 PROXY STATEMENT	77

VOTING RIGHTS

Voting Rights

Only stockholders of record at the close of business on April 14, 2025 (“Record Date”), are entitled to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 110,615,656 shares of common stock outstanding and eligible to be voted at the Annual Meeting. Each holder of common stock shall have one vote for each share of common stock of the Company in the holder’s name on the Record Date.

Stockholders who do not plan to attend the Annual Meeting in person or who will attend the Annual Meeting but wish to vote by proxy may do so as follows:

•	Internet: going to www.proxydocs.com/WAL and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.
•	Telephone: calling 1-866-249-5139 and following the voice prompts. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.
•

Mail (if you request to receive your proxy materials by mail): marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card, and returning it in the envelope provided.

Stockholders who provide their proxy over the internet may incur costs, such as telephone and internet access charges, for which the stockholder is responsible. Eligible stockholders of record will not be able to provide their proxy through the internet or over the telephone after 8:00 a.m. Mountain Time on June 11, 2025. After such time, stockholders of record will only be able to vote by attending the Annual Meeting and voting in person. Beneficial holders have until 11:59 p.m. Eastern Time on June 10, 2025, to provide their proxy through the internet or over the telephone. Stockholders who hold shares through the Western Alliance Bancorporation 401(k) Plan (the "401(k) Plan"), should review the instructions and deadlines set forth below under "Shares in the Company 401(k) Plan."

A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (including a proxy given over the internet or by telephone), or by voting in person at the Annual Meeting. Attendance at the Annual Meeting without voting will not revoke a previously provided proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (“record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct.

If you do not give instructions, whether the broker can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. The Ratification of Auditor is the only proposal set forth in this proxy statement that is considered routine.

For each of the proposals to be considered at the Annual Meeting, abstentions and broker non-votes will have the following effect:

Proposal No. 1 – Election of Directors. Broker non-votes and abstentions will have no effect on this proposal.

Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as a vote against this proposal.

Proposal No. 3 – Ratification of Auditor. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as a vote against this proposal.

If your shares are held in the name of a bank or broker, your ability to provide a proxy over the internet or via the telephone will depend on the processes of your bank or broker. Therefore, we recommend that you follow the instructions on the form you receive.

78	2025 PROXY STATEMENT

VOTING RIGHTS

Your proxy is being solicited by the Board of Directors of the Company. Your proxy will be voted as you direct; however, if no instructions are given on an executed and returned proxy, it will be voted FOR the election of the thirteen director nominees for a one-year term; FOR the approval of our executive compensation; and FOR the ratification of our auditors.

If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters in their discretion. The Company filed its annual report on Form 10-K for its 2024 fiscal year with the Securities and Exchange Commission (“SEC”) on February 25, 2025. Stockholders may obtain, free of charge, a copy of our annual report on Form 10-K by visiting www.proxydocs.com/WAL or www.westernalliancebancorporation.com, or by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Quorum and Votes Required

The presence in person or by proxy of the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote, for purposes of determining the presence of a quorum at the Annual Meeting. Our Board of Directors has recommended you vote “FOR” the director-nominees, “FOR” the approval of our executive compensation, and “FOR” the ratification of our auditor.

Proposal No. 1 – Election of Directors.

A nominee will be elected if the votes cast for the nominee’s election exceed the votes cast against such nominee’s election. There is no cumulative voting in the election of directors.

Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation.

The annual advisory vote will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. Because the vote is advisory, neither the Company nor the Board of Directors will be bound to act based upon the outcome. However, the Compensation Committee and Board of Directors will consider the outcome of the vote when considering future executive compensation arrangements.

Proposal No. 3 – Ratification of Auditor.

The proposal to ratify the appointment of RSM US LLP as the Company’s independent auditor will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2025 will stand, unless the Audit Committee finds other good reason for making a change.

Shares in the Company 401(k) Plan

If you hold shares in the 401(k) Plan, you may instruct the plan trustee on how to vote your shares in the 401(k) Plan by mail, by telephone or over the internet as described above. You may vote or provide instructions with respect to all of the shares of our common stock allocated to your account on the Record Date. Instructions must be received no later than 12:00 p.m. (noon) Eastern Time on June 9, 2025, in order for the trustee to to vote the shares as instructed.

In addition, your vote or instructions will also apply pro rata, along with the votes or instructions of other participants in the 401(k) Plan who return voting instructions to the trustee, to all shares held in the 401(k) Plan for which voting directions are not received. These undirected shares may include shares credited to the accounts of participants who do not return their voting instructions and shares held in the 401(k) Plan that were not credited to individual participants’ accounts as of the Record Date. The trustee will automatically apply your voting preference to the undirected shares proportionately with all other participants who provide voting directions.

2025 PROXY STATEMENT	79

OTHER MATTERS

Other Matters

Attending the Annual Meeting

You may attend the Annual Meeting if you were a stockholder as of the Record Date. If you are a stockholder and would like to attend the Annual Meeting, please be prepared to show proof of your stock ownership as of the Record Date (e.g., by bringing a copy of your proxy card or an account statement showing your name and your shares) along with a proper form of photo identification, otherwise you may not be admitted. To ensure a smooth security check-in, and to allow the meeting to begin promptly, please arrive no later than thirty minutes prior to the scheduled start of the Annual Meeting (if you have not arrived by that time you may be turned away). To allow for stockholders to participate in the Annual Meeting the Company reserves the right to restrict the admission of guests or other attendees who are not stockholders. For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

Notice and Access

We use the SEC notice and access rule that allows us to furnish our proxy materials to our stockholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about April 23, 2025, we sent our stockholders by mail a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice. Using notice and access allows us to reduce our printing and mailing costs and the environmental impact of our proxy materials.

Cost of Proxy Solicitation

The Company is soliciting proxies by mail, over the internet and by telephone, and the Company’s directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. The Company is paying the costs of this solicitation. In addition, the Company has retained Morrow Sodali, LLC of 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902 to assist in the solicitation of proxies for a fee of $11,000 plus disbursements based on out-of-pocket expenses, telecommunicators, directory assistance and related telephone expenses. Proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

Stockholder Proposals for the 2026 Annual Meeting

Any proposal which a stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to its 2026 Annual Meeting of stockholders must be received by the Company in writing on or before the close of business on December 24, 2025, and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act, including the proof of ownership requirements of Rule 14a-8(b)(2), and Delaware law. Proposals must be addressed to the Corporate Secretary at the Company’s principal executive offices located at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004.

Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board of Directors for actions on such proposals.

In addition, under our Bylaws, any stockholder who intends to nominate a candidate for election to the Board of Directors or to propose any business at our 2026 Annual Meeting that is not to be included in the proxy statement, must give notice to our Corporate Secretary between February 11, 2026, and the close of business on March 13, 2026. The notice must include information specified in Rule 14a-19(b) (for director nominees other than the Company’s nominees, if applicable), our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to the Company’s stock. If the 2026 Annual Meeting is held more than 30 days from the anniversary of the 2025 Annual Meeting of stockholders, the stockholder must submit notice of any such nomination and of any such proposal that is not to be included in the proxy statement by the later of the 90th day before the 2026 Annual Meeting or the 10th day following the day on which the date of such meeting is first publicly announced. We will not entertain any proposals or nominations at the 2026 Annual Meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the

80	2025 PROXY STATEMENT

OTHER MATTERS

requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Company strongly encourages stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Annual Report on Form 10-K

The Company has filed its Annual Report on Form 10-K for its 2024 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary, or from the website www.proxydocs.com/WAL.

Legal Proceedings

No director or executive officer of the Company is a party to any material pending legal proceedings or has a material interest in any such proceedings that is adverse to the Company or any of its subsidiaries.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you share an address with another stockholder and have received only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, you may write or call us as specified below to request a separate copy of such materials, and we will promptly send them to you. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notices of Internet Availability of Proxy Materials or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attn: Corporate Secretary, or by calling (602) 389-3500.

Other Business

Except as described above, the Company knows of no business to come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote in accordance with the determination of a majority of the Board of Directors on such matters.

BY ORDER OF THE

BOARD OF DIRECTORS

Kenneth A. Vecchione

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: April 23, 2025

2025 PROXY STATEMENT	81

Appendix A

Non-GAAP Financial Measures

Non-GAAP Financial Measures

This proxy statement contains financial information determined by methods other than those prescribed by GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Management believes presentation of these non-GAAP financial measures provides useful supplemental information that is essential to a complete understanding of the operating results of the Company. Since the presentation of these non-GAAP performance measures and their impact differ between companies, these non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Pre-Provision Net Revenue

Bank regulations define Pre-Provision Net Revenue (“PPNR”) as the sum of net interest income and non-interest income less expenses before adjusting for loss provisions. Management believes that this is an important metric as it illustrates the underlying performance of the Company, it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through the credit cycle, and provides consistent reporting with a key metric used by bank regulatory agencies.

The following table shows the components used in the calculation of PPNR:

	Year Ended December 31,
	2024	2023
	(in millions)

Net interest income	$2,618.9	$2,338.9

Total non-interest income	543.2	280.7

Net revenue	$3,162.1	$2,619.6

Total non-interest expense	2,025.0	1,623.4

Pre-provision net revenue	$1,137.1	$996.2

Less:

Provision for credit losses	(145.9)	(62.6)

Income tax expense	(203.5)	(211.2)

Net income	$787.7	$722.4

82	2025 PROXY STATEMENT

APPENDIX A

Regulatory Capital

The following table presents certain financial measures related to regulatory capital under Basel III, which includes Common Equity Tier 1 ratio (“CET1”). The Federal Reserve Bank and other bank regulators use CET1 as a basis for assessing a bank’s capital adequacy; therefore, management believes it is useful to assess financial condition and capital adequacy using this same basis.

As permitted by the regulatory capital rules, the Company elected the transition option that delayed the estimated impact on regulatory capital resulting from adoption of ASC 326 (Financial Instruments – Credit Losses) over a five-year transition period ending December 31, 2024. Capital ratios and amounts for 2024 include a 25% capital benefit that resulted from the increased Allowance for Credit Losses related to the adoption of ASC 326, compared to a 50% capital benefit for 2023.

	December 31,
	2024	2023
	(dollars in millions)

Common equity tier 1:

Common equity	$6,425	$5,807

Less:

Non-qualifying goodwill and intangibles	(644)	(658)

Disallowed deferred tax asset	(4)	(3)

AOCI related adjustments	535	516

Unrealized gain on changes in fair value liabilities	(1)	(3)

Common equity tier 1	$6,311	$5,659

Divided by: Risk-weighted assets	$56,019	$52,517

Common equity tier 1 ratio	11.3%	10.8%

2025 PROXY STATEMENT	83

APPENDIX A

Tangible Common Equity and Return on Average Tangible Common Equity

The following tables present financial measures related to tangible common equity. Tangible common equity represents total stockholders’ equity less goodwill and intangible assets and preferred stock. Management believes that tangible common equity financial measures are useful in evaluating the Company’s capital strength, financial condition, and ability to manage potential losses.

	December 31,
	2024	2023
	(dollars and shares in millions)

Total stockholders’ equity	$6,707	$6,078

Less:

Goodwill and intangible assets	(659)	(669)

Preferred stock	(295)	(295)

Total tangible common stockholders’ equity	5,753	5,114

Plus: deferred tax – attributed to intangible assets	2	2

Total tangible common equity, net of tax	$5,755	$5,116

Total assets	$80,934	$70,862

Less: goodwill and intangible assets, net	(659)	(669)

Tangible assets	80,275	70,193

Plus: deferred tax – attributed to intangible assets	2	2

Total tangible assets, net of tax	$80,277	$70,195

Tangible common equity ratio	7.2%	7.3%

Common shares outstanding	110.1	109.5

Book value per common share	$58.24	$52.81

Tangible book value per common share, net of tax	$52.27	$46.72

	December 31,
	2024	2023
	(dollars in millions)

Net income available to common stockholders	$774.9	$709.6

Divided by:

Average stockholders’ equity	6,480	5,719

Less:

Average goodwill and intangible assets	(664)	(675)

Average preferred stock	(295)	(295)

Average tangible common equity	5,521	4,749

Return on average tangible common equity	14.0%	14.9%

84	2025 PROXY STATEMENT

One East Washington Street, Suite 1400 Phoenix, Arizona 85004

(602) 389-3500 | westernalliancebank.com

Western Alliance Bank, Member FDIC, is the wholly owned subsidiary of Western Alliance Bancorporation. Alliance Association Bank, Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank operate as divisions of Western Alliance Bank. AmeriHome Mortgage Company, LLC and Digital Settlement Technologies, LLC (dba Digital Disbursements) are wholly owned subsidiaries of Western Alliance Bank. Banking products and services, including loans and deposit accounts, are provided by Western Alliance Bank, Member FDIC. Western Alliance Bank including its subsidiary, AmeriHome Mortgage Company, LLC are Equal Housing Lenders. Trust, custody and administration services are provided by Western Alliance Trust Company, a wholly owned subsidiary of Western Alliance Bancorporation. Products and services offered by Western Alliance Trust Company are not FDIC insured, not guaranteed by Western Alliance Bank and may lose value. ©2025 Western Alliance Bancorporation. All Rights Reserved.

Your vote matters! Logo WA p.o Box 8016, cary, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Western Alliance Bancorporation Annual Meeting of Stockholders For Stockholders of record as of April 14, 2025 Wednesday, June 11, 2025, 8:00 AM, Mountain Standard Time One East Washington Street, Suite 1400, Phoenix, Arizona 85004 YOUR VOTE IS IMPORTANT! VOTE BY: 8:00 AM, Mountain Standard Time, June 11, 2025. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Western Alliance Bancorporation Annual Meeting of Stockholders For Stockholders of record as of April 14, 2025 Wednesday, June 11, 2025, 8:00 AM, Mountain Standard Time One East Washington Street, Suite 1400, Phoenix, Arizona 85004 P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/WAL • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-249-5139 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOU The undersigned hereby appoints Dale Gibbons and Jessica Jarvi, or either of them, as proxies (the "Named Proxies"), with full power of substitution, to vote shares of common stock of WESTERN ALLIANCE BANCORPORATION (“WAL”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 08:00 AM MST June 11, 2025, at One East Washington Street, Suite 1400, Phoenix, Arizona 85004, and any adjournment or postponement thereof ("Annual Meeting"), as specified on the reverse side of this proxy card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. The undersigned also provides directions to Charles Schwab Trust Co., Trustee, to vote shares of common stock of WAL allocated to accounts of the undersigned under the WAL 401(K) Plan, and which are entitled to be voted, at the Annual Meeting, as specified on the reverse side of this proxy card. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Western Alliance Bancorporation Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	AGAINST	ABSTAIN	
	1.01 Bruce D. Beach	☐	☐	☐	**FOR**
	1.02 Juan R. Figuereo	☐	☐	☐	**FOR**
	1.03 Howard N. Gould	☐	☐	☐	**FOR**
	1.04 Greta Guggenheim	☐	☐	☐	**FOR**
	1.05 Christopher A. Halmy	☐	☐	☐	**FOR**
	1.06 Mary Chris Jammet	☐	☐	☐	**FOR**
	1.07 Marianne Boyd Johnson	☐	☐	☐	**FOR**
	1.08 Mary Tuuk Kuras	☐	☐	☐	**FOR**
	1.09 Robert P. Latta	☐	☐	☐	**FOR**
	1.10 Anthony T. Meola	☐	☐	☐	**FOR**
	1.11 Bryan K. Segedi	☐	☐	☐	**FOR**
	1.12 Donald D. Snyder	☐	☐	☐	**FOR**
	1.13 Kenneth A. Vecchione	☐	☐	☐	**FOR**
		FOR	AGAINST	ABSTAIN	
2.	To approve, on an advisory (non-binding) basis, the compensation of executives.	☐	☐	☐	**FOR**
3.	To ratify the appointment of RSM US LLP as the Company's independent auditor for the fiscal year ending December 31, 2025.	☐	☐	☐	**FOR**
4.	The transaction of such other business as may properly come before the meeting.				

Signature (and Title if applicable) ______ Date ______

Signature (if held jointly) ______ Date ______

Western Alliance Bancorporation Annual Meeting of Stockholders WA Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE Election of Directors 1.01 Bruce D. Beach 1.02 Juan R. Figuereo 1.03 Howard N. Gould 1.04 Greta Guggenheim 1.05 Christopher A. Halmy 1.06 Mary Chris Jammet 1.07 Marianne Boyd Johnson 1.08 Mary Tuuk Kuras 1.09 Robert P. Latta 1.10 Anthony T. Meola 1.11 Bryan K. Segedi 1.12 Donald D. Snyder 1.13 Kenneth A. Vecchione FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR 2. To approve, on an advisory (non-binding) basis, the compensation of executives. 3. To ratify the appointment of RSM US LLP as the Company's independent auditor for the fiscal year ending December 31, 2025. 4. The transaction of such other business as may properly come before the meeting. For for Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date